                                                                     EXHIBIT 4.1

===============================================================================

                            NEWPARK RESOURCES, INC.


                                      and


                                  GUARANTORS




                                   INDENTURE




                         Dated as of December 17, 1997




                       STATE STREET BANK & TRUST COMPANY
                                    Trustee



                                  $125,000,000

                        144A Senior Subordinated Notes




              8 5/8% Senior Subordinated Notes due 2007, Series A

              8 5/8% Senior Subordinated Notes due 2007, Series B




===============================================================================

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of December 17, 1997



Trust Indenture                                          Indenture
  Act Section                                             Section
----------------                                         ---------

(S) 310 (a)(1)...........................................   609
        (a)(2)...........................................   609
        (b)..............................................   607, 610
(S) 311 (a)..............................................   613
(S) 312 (a)..............................................   701
        (b)..............................................   702
        (c)..............................................   702
(S) 313 (a)..............................................   703
        (c)..............................................   703, 704
(S) 314 (a)..............................................   704
        (a)(4)...........................................   1020
        (c)(1)...........................................   103
        (c)(2)...........................................   103
        (e)..............................................   103
(S) 315 (a)..............................................   601(b)
        (b)..............................................   602
        (c)..............................................   601(a)
        (d)..............................................   601(c), 603
        (e)..............................................   514
(S) 316 (a) (last sentence)..............................   101 ("Outstanding")
        (a)(1)(A)........................................   502, 512
        (a)(1)(B)........................................   513
        (b)..............................................   508
        (c)..............................................   105
(S) 317 (a)(1)...........................................   503
        (a)(2)...........................................   504
        (b)..............................................   1003
(S) 318 (a)..............................................   108
        (c)..............................................   108

_____________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS


SECTION                                                                                         PAGE
                                        ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............................  1

Section 101.    Definitions....................................................................  1
Section 102.    Other Definitions.............................................................. 18
Section 103.    Compliance Certificates and Opinions........................................... 19
Section 104.    Form of Documents Delivered to Trustee......................................... 20
Section 105.    Acts of Holders................................................................ 21
Section 106.    Notices, etc., to the Trustee, the Company and any Guarantor................... 22
Section 107.    Notice to Holders; Waiver...................................................... 22
Section 108.    Conflict with Trust Indenture Act.............................................. 22
Section 109.    Effect of Headings and Table of Contents....................................... 23
Section 110.    Successors and Assigns......................................................... 23
Section 111.    Separability Clause............................................................ 23
Section 112.    Benefits of Indenture.......................................................... 23
Section 113.    GOVERNING LAW.................................................................. 23
Section 114.    Legal Holidays................................................................. 23
Section 115.    Independence of Covenants...................................................... 23
Section 116.    Schedules and Exhibits......................................................... 24
Section 117.    Counterparts................................................................... 24
Section 118.    Rules by Trustee and Agents.................................................... 24
Section 119.    No Adverse Interpretation of Other Agreements.................................. 24
Section 120.    No Recourse Against Others..................................................... 24
Section 121.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities............ 24

                                  ARTICLE TWO

                               SECURITY FORMS.................................................. 25

Section 201.    Forms Generally................................................................ 25
Section 202.    Form of Face of Security....................................................... 26
Section 203.    Form of Reverse of Securities.................................................. 38
Section 204.    Form of Trustee's Certificate of Authentication................................ 44
Section 205.    Form of Guarantee of Each of the Guarantors.................................... 45
Section 206.    Form of Option of Holder to Elect Purchase..................................... 46

                                 ARTICLE THREE

                               THE SECURITIES.................................................. 47

Section 301.    Title and Terms................................................................ 47
Section 302.    Denominations.................................................................. 48
Section 303.    Execution, Authentication, Delivery and Dating................................. 48
Section 304.    Temporary Securities........................................................... 49
Section 305.    Registration, Registration of Transfer and Exchange............................ 49
Section 306.    Book-Entry Provisions for Global Securities.................................... 51
Section 307.    Special Transfer Provisions.................................................... 52


SECTION                                                                                        PAGE
-------                                                                                        ----
Section 308.    Mutilated, Destroyed, Lost and Stolen Securities............................... 54
Section 309.    Payment of Interest; Interest Rights Preserved................................. 54
Section 310.    CUSIP Numbers.................................................................. 55
Section 311.    Persons Deemed Owners.......................................................... 56
Section 312.    Cancellation................................................................... 56
Section 313.    Computation of Interest........................................................ 56

                                  ARTICLE FOUR

                     DEFEASANCE AND COVENANT DEFEASANCE........................................ 56

Section 401.    Company's Option to Effect Defeasance or Covenant Defeasance................... 56
Section 402.    Defeasance and Discharge....................................................... 56
Section 403.    Covenant Defeasance............................................................ 57
Section 404.    Conditions to Defeasance or Covenant Defeasance................................ 57
Section 405.    Deposited Money and U.S. Government Obligations to Be Held in Trust;
                Other Miscellaneous Provisions................................................. 59
Section 406.    Reinstatement.................................................................. 59

                                  ARTICLE FIVE

                                  REMEDIES..................................................... 59
Section 501.    Events of Default.............................................................. 59
Section 502.    Acceleration of Maturity; Rescission and Annulment............................. 61
Section 503.    Other Remedies; Collection Suit by Trustee..................................... 62
Section 504.    Trustee May File Proofs of Claim............................................... 63
Section 505.    Trustee May Enforce Claims without Possession of Securities.................... 63
Section 506.    Application of Money Collected................................................. 63
Section 507.    Limitation on Suits............................................................ 64
Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest...... 64
Section 509.    Restoration of Rights and Remedies............................................. 65
Section 510.    Rights and Remedies Cumulative................................................. 65
Section 511.    Delay or Omission Not Waiver................................................... 65
Section 512.    Control by Holders............................................................. 65
Section 513.    Waiver of Past Defaults........................................................ 65
Section 514.    Undertaking for Costs.......................................................... 66
Section 515.    Remedies Subject to Applicable Law............................................. 66

                                  ARTICLE SIX

                                 THE TRUSTEE................................................... 66

Section 601.    Duties of Trustee.............................................................. 66
Section 602.    Notice of Defaults............................................................. 67
Section 603.    Certain Rights of Trustee...................................................... 68
Section 604.    Trustee Not Responsible for Recitals, Dispositions of Securities or Application
                of Proceeds Thereof............................................................ 69
Section 605.    Trustee and Agents May Hold Securities; Collections; etc....................... 69
Section 606.    Money Held in Trust............................................................ 69


SECTION                                                                                         PAGE
-------                                                                                         ----
Section 607.    Compensation and Indemnification of Trustee and Its Prior Claim................  69
Section 608.    Conflicting Interests..........................................................  70
Section 609.    Trustee Eligibility............................................................  70
Section 610.    Resignation and Removal; Appointment of Successor Trustee......................  70
Section 611.    Acceptance of Appointment by Successor.........................................  71
Section 612.    Merger, Conversion, Consolidation or Succession to Business....................  72
Section 613.    Preferential Collection of Claims Against Company..............................  72
Section 614.    Appointment of Authenticating Agent............................................  72

                                 ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY................................  75

Section 701.    Company to Furnish Trustee Names and Addresses of Holders......................  75
Section 702.    Disclosure of Names and Addresses of Holders...................................  75
Section 703.    Reports by Trustee.............................................................  75

                                 ARTICLE EIGHT

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...............................  76

Section 801.    Company and Guarantors May Consolidate, etc., Only on Certain Terms............  76
Section 802.    Successor Substituted..........................................................  77

                                  ARTICLE NINE

                           SUPPLEMENTAL INDENTURES.............................................  78

Section 901.    Supplemental Indentures and Agreements, without Consent of Holders.............  78
Section 902.    Supplemental Indentures and Agreements with Consent of Holders.................  79
Section 903.    Execution of Supplemental Indentures and Agreements............................  80
Section 904.    Effect of Supplemental Indentures..............................................  80
Section 905.    Conformity with Trust Indenture Act............................................  80
Section 906.    Reference in Securities to Supplemental Indentures.............................  80
Section 907.    Notice of Supplemental Indentures..............................................  80
Section 908.    Revocation and Effects of Consents.............................................  81
Section 909.    Effect on Senior Indebtedness..................................................  81

                                  ARTICLE TEN

                                  COVENANTS....................................................  81

Section 1001.   Payment of Principal, Premium and Interest....................................   81
Section 1002.   Maintenance of Office or Agency...............................................   81
Section 1003.   Money for Security Payments to Be Held in Trust...............................   81
Section 1004.   Corporate Existence...........................................................   83
Section 1005.   Payment of Taxes and Other Claims.............................................   83
Section 1006.   Maintenance of Properties.....................................................   83
Section 1007.   Insurance.....................................................................   83
Section 1008.   Limitation on Indebtedness....................................................   84

SECTION                                                                                         PAGE
-------                                                                                         ----
Section 1009.   Limitation on Restricted Payments.............................................   86
Section 1010.   Limitation on Liens...........................................................   88
Section 1011.   Purchase of Securities Upon a Change of Control...............................   88
Section 1012.   Disposition of Proceeds of Asset Sales........................................   91
Section 1013.   Limitation on Sale, Issuance and Ownership of Capital Stock of Restricted
                Subsidiaries..................................................................   95
Section 1014.   Limitation on Transactions with Affiliates....................................   95
Section 1015.   Limitation on Dividends and Other Payment Restrictions Affecting
                Restricted Subsidiaries.......................................................   96
Section 1016.   Limitation on Certain Senior Subordinated Obligations.........................   96
Section 1017.   Limitations on Designation of Unrestricted Subsidiaries.......................   96
Section 1018.   Limitation on Non-Guarantor Restricted Subsidiaries...........................   98
Section 1019.   Reporting Requirements........................................................   99
Section 1020.   Waiver of Certain Covenants...................................................   99
Section 1021.   Waiver of Stay, Extension or Usury Laws.......................................  100

                                 ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES............................................  100

Section 1101.   Rights of Redemption..........................................................  100
Section 1102.   Applicability of Article......................................................  100
Section 1103.   Election to Redeem; Notice to Trustee.........................................  100
Section 1104.   Selection by Trustee of Securities to Be Redeemed.............................  101
Section 1105.   Notice of Redemption..........................................................  101
Section 1106.   Deposit of Redemption Price...................................................  102
Section 1107.   Securities Payable on Redemption Date.........................................  102
Section 1108.   Securities Redeemed or Purchased in Part......................................  102

                                 ARTICLE TWELVE

                         SATISFACTION AND DISCHARGE...........................................  103

Section 1201.   Satisfaction and Discharge of Indenture.......................................  103
Section 1202.   Application of Trust Money....................................................  104

                                ARTICLE THIRTEEN

                         SUBORDINATION OF SECURITIES..........................................  104

Section 1301.   Securities Subordinate to Senior Indebtedness.................................  104
Section 1302.   Payment Over of Proceeds upon Dissolution, etc................................  104
Section 1303.   Suspension of Payment When Designated Senior Indebtedness in Default..........  105
Section 1304.   Payment Permitted if No Default...............................................  107
Section 1305.   Subrogation to Rights of Holders of Senior Indebtedness.......................  107
Section 1306.   Provisions Solely to Define Relative Rights...................................  107
Section 1307.   Trustee to Effectuate Subordination...........................................  107
Section 1308.   No Waiver of Subordination Provisions.........................................  108
Section 1309.   Notice to Trustee.............................................................  108
Section 1310.   Reliance on Judicial Orders or Certificates...................................  109

SECTION                                                                                         PAGE
-------                                                                                         ----
Section 1311.   Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's
                Rights........................................................................  109
Section 1312.   Article Applicable to Paying Agents...........................................  109
Section 1313.   No Suspension of Remedies.....................................................  109
Section 1314.   Trustee's Relation to Senior Indebtedness.....................................  110

                                ARTICLE FOURTEEN

                                 GUARANTEES..................................................   110

Section 1401.   Guarantors' Guarantee........................................................   110
Section 1402.   Continuing Guarantee; No Right of Set-Off: Independent Obligation............   110
Section 1403.   Guarantee Absolute............................................................  111
Section 1404.   Right to Demand Full Performance..............................................  113
Section 1405.   Waivers.......................................................................  113
Section 1406.   The Guarantors Remain Obligated if the Company is No Longer Obligated to
                Discharge Indenture Obligations...............................................  113
Section 1407.   Fraudulent Conveyance: Contribution; Subrogation..............................  114
Section 1408.   Guarantee is in Addition to Other Security....................................  114
Section 1409.   Release of Security Interests.................................................  114
Section 1410.   No Bar to Further Actions.....................................................  114
Section 1411.   Failure to Exercise Rights Shall Not Operate as a Waiver;
                No Suspension of Remedies.....................................................  115
Section 1412.   Trustee's Duties; Notice to Trustee...........................................  115
Section 1413.   Successors and Assigns........................................................  115
Section 1414.   Release of Guarantee..........................................................  115
Section 1415.   Execution of Guarantee: Additional Guarantors.................................  116
Section 1416.   Guarantee Subordinate to Guarantor Senior Indebtedness........................  116
Section 1417.   Payment Over of Proceeds Upon Dissolution of the Guarantor, etc...............  117
Section 1418.   Default on Guarantor Senior Indebtedness......................................  118
Section 1419.   Payment Permitted by Each of the Guarantors if No Default.....................  118
Section 1420.   Subrogation to Rights of Holders of Guarantor Senior Indebtedness.............  118
Section 1421.   Provisions Solely to Define Relative Rights...................................  119
Section 1422.   Trustee to Effectuate Subordination...........................................  119
Section 1423.   No Waiver of Subordination Provisions.........................................  119
Section 1424.   Notice to Trustee by Each of the Guarantors...................................  120
Section 1425.   Reliance on Judicial Orders or Certificates...................................  120
Section 1426.   Rights of Trustee as a Holder of Guarantor Senior Indebtedness;
                Preservation of Trustee's Rights..............................................  121
Section 1427.   Article Applicable to Paying Agents...........................................  121
Section 1428.   No Suspension of Remedies.....................................................  121
Section 1429.   Trustee's Relation to Guarantor Senior Indebtedness...........................  121

SCHEDULE 1008           Existing Indebtedness
SCHEDULE 1015           Dividend and Other Payment Restrictions Affecting Subsidiaries


SECTION                                                                                        PAGE


EXHIBIT A      [INTENTIONALLY OMITTED]
EXHIBIT B      Form of Certificate to be Delivered in Connection with Transfers
               Pursuant to Rule 144(k)
EXHIBIT C      Form of Certificate to be Delivered in Connection with Transfers
               Pursuant to Regulation S


APPENDIX I     Form of Transferee Certificate for Series A Securities
APPENDIX II    Form of Transferee Certificate for Series B Securities


     INDENTURE, dated as of December 17, 1997, among NEWPARK RESOURCES, INC., a Delaware corporation (the "Company"), the GUARANTORS (as defined hereinafter) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking and trust company, as trustee (in such capacity, the "Trustee").


     RECITALS OF THE COMPANY AND THE GUARANTORS

     The Company has duly authorized the creation of an issue of 8 5/8% Senior Subordinated Notes due 2007, Series A (together with all such Series A Securities issued in replacement of or exchange for any other Series A Securities, the "Series A Securities" or the "Initial Securities"), and an issue of 8 5/8% Senior Subordinated Notes due 2007, Series B (together with all such Series B Securities issued in replacement of or exchange for any other Series B Securities, the "Series B Securities" and, together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

     Each Guarantor has duly authorized the issuance of a Guarantee of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and its Guarantee;

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

     All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, (ii) the Guarantees, when executed by each of the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part hereof, and the following Trust Indenture Act terms used in this Indenture have the following meanings: (i) "indenture notes" means the Securities, (ii) "indenture noteholder" means a Holder, (iii) "indenture to be qualified" means this Indenture, and (iv) "obligor" on the indenture notes means the Company; and all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) "or" is not exclusive and "including" means "including without limitation";

     (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (f) provisions apply to successive events and transactions;

     (g) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

     (h) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

     Certain terms used principally in Article Four are defined in Article Four.

     "ACQUIRED INDEBTEDNESS" means Indebtedness (but no Refinancing thereof) of a person (a) assumed in connection with an Asset Acquisition from such person or
(b) existing at the time such person becomes a Subsidiary of any other person, but not including Indebtedness incurred in connection with, or in anticipation of, such person becoming a Subsidiary.

     "ADMINISTRATIVE AGENT" means Bank One, Louisiana, National Association, as Administrative Agent under the Credit Facility.

     "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or less of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a person shall not, in and of itself, be deemed to constitute control of such person.

     "ASSET ACQUISITION" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division, operating unit or line of business of such person.

     "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company or a Restricted Subsidiary), in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or a Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) for purposes of Section 1012 only, any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets (A) that is governed by, and made in compliance with, the provisions described under Article Eight or (B) constitutes a Change of Control pursuant to clause (b) of the definition thereof, (ii) any sale of worn-out or obsolete equipment that, in the Company's reasonable judgment, is no longer used or useful in the business of the Company or the Restricted Subsidiaries; (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1,000,000; (iv) any lease of assets or property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such assets or property by the lessee during or at the term thereof for an amount that is less than the Fair Market Value thereof as determined at the time the right to acquire such assets or property is granted, in which case an Asset Sale shall be deemed to occur at the time such right is granted; and (v) the sale of any property received pursuant to clause (h) of the definition of "Permitted Investment."

     "ATTRIBUTABLE VALUE" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

     "AVERAGE LIFE TO STATED MATURITY" means as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "BANKRUPTCY LAW" means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any much law.

     "BOARD OF DIRECTORS" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

     "BOARD RESOLUTION" means, with respect to a person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person, the principal financial officer of such person or any other authorized officer of such person or a person duly authorized by any of them, to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification.

     "BOOK-ENTRY SECURITY" means any Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

     "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents of or interests in (however designated) equity of such person (including any Preferred Stock), and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such equity.

     "CAPITALIZED LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the Attributable Value thereof at such date.

     "CASH EQUIVALENTS" means, at any time: (i) any evidence of Indebtedness with a maturity of 360 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) (x) demand and time deposits and certificates of deposit or acceptances with a maturity of 360 days or less from the date of acquisition thereof of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and (y) Eurocurrency time deposits maturing within 360 days from the date of acquisition thereof with any branch or office of any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), and comparable in quality to the Investments permitted by the preceding clause (x); (iii) commercial paper with a maturity of 360 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 360 days from the date of acquisition; (v) deposits available for withdrawal on demand with any commercial bank organized under the laws of any country that is a member of the OECD and has total assets in excess of $100,000,000 or with any commercial bank organized under the laws of any other country (other than the United States) in which the Company or any Restricted Subsidiary maintains an office or is engaged in offshore operations, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $5,000,000 in the aggregate; and (vi) money market funds organized under the laws of the United States of America or any State thereof and sponsored by a registered broker dealer or mutual fund distributor, that invest substantially all of their assets in any of the types of investments described in clause (i),
(ii) or (iii) above.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company (for the purposes of the clause (a), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such parent corporation); (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the

Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two thirds of the directors then still in office who were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company then in office.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

     "COMPANY" means Newpark Resources, Inc., a corporation incorporated under the laws of Delaware, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "CONSOLIDATED EBITDA" means, with respect to the Company for any period,
(i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense, less (ii) non-cash items increasing Consolidated Net Income for such period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to the Company, the ratio of the aggregate amount of Consolidated EBITDA of the Company for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Designation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period and (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

     "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the amounts for such period of Consolidated Interest Expense.

     "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP related to Indebtedness, excluding fees related to the issuance of the Securities, but including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations and Currency Agreement Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of letters of credit relating to bid, performance and advance payment obligations incurred in the ordinary course of business), (e) dividends payable in respect of Redeemable Capital Stock (whether or not paid), (f) all accrued interest and (g) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such guarantee or Lien is called upon) and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company (including the Restricted Subsidiaries) for such period as determined in accordance with GAAP consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereof) and the non-recurring cumulative effect of accounting charges, (ii) except to the extent actually received by the Company and any Restricted Subsidiary, income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than any Restricted Subsidiary, (iii) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income (A) is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders or (B) requires the approval of any minority interest in such Restricted Subsidiary except to the extent dividends or similar distributions are actually declared payable to the Company by such Restricted Subsidiary and (vii) the cumulative effect of a change in accounting principles; provided that there shall be included in net income of the Company or such Restricted Subsidiary dividends or distributions excluded from net income of such person in a previous fiscal period pursuant to clause (ii) or clause (vi) to the extent such dividends or distributions are actually received in the current fiscal period.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CORPORATE TRUST OFFICE" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.

     "CREDIT FACILITY" means the Restated Credit Agreement dated as of June 30, 1997, as amended on November 7, 1997 and December 10, 1997, among the Company, certain of its Subsidiaries as guarantors, the financial institutions from time to time lenders party thereto, Bank One, Louisiana, National Association, as administrative and syndication agent, and Deutsche Bank, A.G., New York Branch and/or Cayman Islands Branch, as documentation agent, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement or such related notes, guarantees, collateral documents, instruments or agreements, or any of them, may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, renewed or otherwise Refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar documents and agreements, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, renewed or otherwise Refinanced from time to time, in each case in accordance with and as permitted by the Indenture.

     "CREDIT FACILITY OBLIGATIONS" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owned to the lenders or any agent under or in respect of the Credit Facility.

     "CURRENCY AGREEMENT OBLIGATIONS" means the obligations of any person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person against fluctuations in currency values.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company ("DTC"), its nominees and successors, or another person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

     "DESIGNATED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness under the Credit Facility Obligations and (ii) any other Senior Indebtedness which (a) at the time of incurrence equals or exceeds $15,000,000 in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions. No non-management director shall be deemed not to be a Disinterested Director by reason of his or her receipt of reasonable and customary director's fees or the participation in reasonable and customary director's stock grant, stock option or stock benefit plans, or such other form of director remuneration as is reasonable and customary.

     "EVENT OF DEFAULT" has the meaning specified in Section 501.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "EXCHANGE OFFER" means the exchange offer by the Company and the Guarantors of Series B Securities for Series A Securities to be effected pursuant to
Section 2.1 of the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement under the Securities Act contemplated by Section 2.1 of the Registration Rights Agreement.

     "EXEMPT FOREIGN SUBSIDIARY" means (i) any Restricted Subsidiary engaged in business permitted under this Indenture exclusively outside the United States of America, irrespective of its jurisdiction of incorporation and (ii) any other Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of Capital Stock or Indebtedness of one or more Restricted Subsidiaries described in clause (i) of this definition, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee and (a) is not a guarantor of, and has not granted any Lien to secure, the Credit Facility or any other Indebtedness of the Company or any Subsidiary other than another Exempt Foreign Subsidiary and (b) does not have total assets that, when aggregated with the total assets of all other Exempt Foreign Subsidiaries, exceed 25% of the Company's consolidated total assets, as determined in accordance with GAAP, as reflected on the Company's most recent quarterly or annual balance sheet. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

     "FAIR MARKET VALUE" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee, which determination shall be conclusive for all purposes of this Indenture.

     "GAAP" means, at any date, generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins that are applicable to the circumstances as of the date of determination and consistently applied; provided, however, that, except as otherwise provided, all calculations made for purposes of determining compliance with the terms of the covenants set forth in "Certain Covenants" and other provisions of the Indenture shall utilize GAAP in effect at the Issue Date.

     "GLOBAL SECURITIES" means the Rule 144A Global Securities, the Regulation S Global Securities and the Series B Global Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

     "GUARANTEE" means a Guarantee by a Guarantor of the Company's obligations with respect to the Securities, which Guarantee will be subordinated to Senior Indebtedness of such Guarantor on the terms described under Section 1416. Any such Guarantee (i) will be substantially in the form prescribed by the Indenture, (ii) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (iii) will provide (a) that, upon the sale, exchange or transfer, to any person (other than an Affiliate of the Company), of all the Capital Stock of such Guarantor, or all or substantially all of the assets of such Guarantor, pursuant to a transaction in compliance with the Indenture, or (b) upon such Guarantor's release from all third-party Indebtedness of the Company or any other Restricted Subsidiary, such Guarantor shall for and during the applicable periods as provided in the Indenture, be released from its obligations under its Guarantee.

     "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment or damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "GUARANTOR" means (i) SOLOCO, L.L.C., a limited liability company formed under the laws of the State of Louisiana, SOLOCO Texas, L.P., a limited partnership formed under the laws of the State of Texas, Batson-Mill, L.P., a limited partnership formed under the laws of the State of Texas, Newpark Texas, L.L.C., a limited liability company formed under the laws of the State of Louisiana, Newpark Holdings, Inc., a corporation organized under the laws of the State of Louisiana, Newpark Environmental Management Company, L.L.C., a limited liability company formed under the laws of the State of Louisiana, Newpark Environmental Services of Texas L.P., a limited partnership formed under the laws of the State of Texas, Newpark Drilling Fluids, Inc., a corporation organized under the laws of the State of Texas, Supreme Contractors, Inc., a corporation organized under the laws of the State of Louisiana, Excalibar Minerals, Inc., a corporation organized under the laws of the State of Texas, Excalibar Minerals of LA., L.L.C., a limited liability company formed under the laws of the State of Louisiana, Chemical Technologies, Inc., a corporation organized under the laws of the State of Texas, Newpark Texas Drilling Fluids, L.P., a limited partnership formed under the laws of the State of Texas, NES Permian Basin, L.P., a limited partnership formed under the laws of the State of Texas, Newpark Environmental Services, Inc., a corporation organized under the laws of the State of Delaware, NID, L.P., a limited partnership formed under the laws of the State of Texas, Bockmon Construction Company, Inc., a corporation organized under the laws of the State of Texas, Newpark Shipholding Texas, L.P., a limited partnership formed under the laws of the State of Texas, Mallard & Mallard of LA., Inc., a corporation organized under the laws of the State of Louisiana, and Newpark Environmental Services Mississippi, L.P., a limited partnership formed under the laws of the State of Mississippi, and (ii) each other Restricted Subsidiary that delivers, or as a result of becoming a Significant Subsidiary or incurring certain types of third-party Indebtedness or guarantees, is required to deliver, a Guarantee pursuant to the terms of the Indenture; and with respect to each person now or hereafter referred to by either of the preceding clauses (i) and (ii), so long as and during such periods that its Guarantee shall be in effect pursuant to the terms of the Indenture.

     "GUARANTOR SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on, any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by such Guarantor, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Guarantor's Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceedings under any Bankruptcy Laws, whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of, Credit Facility Obligations of such Guarantor. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Guarantor will not include (a) Indebtedness of such Guarantor evidenced by its Guarantee, (b) Indebtedness of such Guarantor that is expressly subordinated or junior in right of payment to any Guarantor Senior Indebtedness of such Guarantor or its Guarantee, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to such Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Guarantor, (e) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Guarantor, (f) Indebtedness of such Guarantor to the Company or any of the Company's other Subsidiaries or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (g) that portion of any Indebtedness of such Guarantor which at the time of incurrence is incurred in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (g) if the holder or holders of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an opinion, unqualified in all material respects, of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of such Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided, that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (a), (b) or (c) of the introductory clause of Section 1417.

     "HOLDER" means a person in whose name a Security is registered in the Security Register.

     "INDEBTEDNESS" means, with respect to any person, without duplication; (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, advances on contracts and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by notes, debentures or other similar instruments, (c) all indebtedness, liabilities and obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (f) all obligations of such person under or in respect of Currency Agreement Obligations and Interest Rate Protection Obligations of such person, (g) all liabilities, indebtedness and obligations of the type referred to in the preceding clauses (a) through (f) of other persons and all dividends of other persons for the payment of which such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee, (h) all liabilities, indebtedness and obligations of the type referred to in the preceding clauses
(a) through (g) of other persons which is secured by (or for which the holder of such Indebtedness has an existing contractual right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation after being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be the Fair Market Value of such Redeemable Capital Stock (provided that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock) and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. For purposes of Section 1008, in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accredited value thereof at the date of determination and (y) effect shall given to the impact of any Interest Rate Protection Obligations and Currency Agreement Obligations with respect to such Indebtedness. When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "INDENTURE" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "INDENTURE OBLIGATIONS" means the obligations of the Company and any other obligor under this Indenture or under the Securities including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due, under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.

     "INITIAL SECURITIES" has the meaning stated in the first recital of this Indenture.

     "INITIAL PURCHASERS" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Morgan Grenfell Inc. and Salomon Brothers Inc.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

     "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same nominal amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude contracts in progress and extensions of trade credit by any person in the ordinary course of business of such person. In addition to the foregoing, any foreign exchange contract, currency swap or similar agreement shall constitute an Investment hereunder.

     "ISSUE DATE" means the date on which the Securities are originally issued under this Indenture.

     "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "MATURITY" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor rating agency.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including, without limitation, payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged or applied to permanently reduce indebtedness secured by such Lien) and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     "NON-U.S. PERSON" means a person that is not a "U.S. Person" as defined in Regulation S under the Securities Act.

     "NON-U.S. SUBSIDIARIES" means Subsidiaries organized under the laws of jurisdictions other than the United States and the states and territories thereof.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company or any Guarantor unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee.

     "OPINION OF INDEPENDENT COUNSEL" means a written opinion of counsel which is issued by a person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor and who shall be reasonably acceptable to the Trustee.

     "OUTSTANDING" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or any Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

     (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

     (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

     "PARI PASSU INDEBTEDNESS" means (a) any Indebtedness of the Company which ranks pari passu in right of payment to the Securities and (b) with respect to any Guarantor, Indebtedness which ranks pari passu in right of payment to its Guarantee.

     "PAYING AGENT" means any person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

     "PERMITTED INVESTMENT" means any of the following: (a) Investments in the Company or any Restricted Subsidiary (including any person that pursuant to such Investment becomes a Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Restricted Subsidiary at the time such Investment is made; (b) Investments in prepaid expenses, negotiable instruments and other similar instruments (other than of Affiliates) held for collection; (c) Investments in Cash Equivalents; (d) Investments in deposits with respect to leases, workers' compensation or utilities provided to third parties in the ordinary course of business; (e) Investments in the Securities;
(f) Investments in agreements giving rise to Interest Rate Protection Obligations and Currency Agreement Obligations permitted by

Section 1008; (g) loans or advances to officers, employees or consultants of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (h) Investments in evidence of Indebtedness, securities or other property received from another person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of the Indenture: (i) non-cash consideration received as a result of Asset Sales permitted under Section 1012; (j) Investments not to exceed $5,000,000 at any one time outstanding in any person whose business is performed substantially outside of the United States of America and who is in a similar line of business as the Company or a Restricted Subsidiary; (k) Investments not to exceed $10,000,000 at any time outstanding in any person who is engaged in the business of providing drilling fluids or associated engineering and technical services to the onshore or offshore oil and gas exploration industry; and (l) so long as no Default shall have occurred and be continuing, the making of Investments constituting Restricted Payments in persons (other than Wholly-Owned Restricted Subsidiaries of the Company) made after the Issue Date not to exceed $10,000,000 at any time outstanding.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "PREFERRED STOCK" means with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such person.

     "PROSPECTUS" means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Series A Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "PUBLIC EQUITY OFFERING" means an underwritten primary public offer and sale of common stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into prior to the date that is 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "QIB" means a "Qualified Institutional Buyer" under Rule 144A under the Securities Act.

     "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time, would be required to be redeemed prior to the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the principal of the Securities, or, at the option of the holder thereof at any time prior to the final Stated Maturity of the principal of the Securities.

     "REDEMPTION DATE" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

     "REFINANCE" means, in respect of any Indebtedness, to refinance, amend, modify, supplement, restate, extend, renew, rearrange, restructure, refund, repay, prepay, purchase, repurchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of December 10, 1997, among the Company, the Guarantors and the Initial Purchasers.

     "REGISTRATION STATEMENT" means any registration statement of the Company and the Guarantors which covers any of the Series A Securities (and related guarantees) or Series B Securities (and related guarantees) pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "REGULAR RECORD DATE" for the interest payable on any interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

     "REGULATION S GLOBAL SECURITIES" means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 1017. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or government regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

     "RULE 144A GLOBAL SECURITIES" means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Corporation, or any successor rating agency.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

     "SENIOR INDEBTEDNESS" means, the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of, Credit Facility Obligations of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities,
(b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (g) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (h) that portion of any Indebtedness of the Company which at the time of incurrence is incurred in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (h) if the holder or holders of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion, unqualified in all material respects, of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (a), (b) or (c) the introductory clause of Section 1302.

     "SENIOR SUBORDINATED OBLIGATIONS" means, with respect to the Company or any Guarantor, as the case may be, (i) any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the Securities arising as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the Securities payable pursuant to the terms of the Securities or the Indenture or upon acceleration of the Securities, with respect to the Company, (ii) the Guarantee of such Guarantor, with respect to a Guarantor, and (iii) any other Indebtedness of the Company or such Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor, which is not Senior Indebtedness of the Company or such Guarantor.

     "SENIOR REPRESENTATIVE" means the agent, indenture trustee or other trustee or representative for any Senior Indebtedness.

     "SERIES B GLOBAL SECURITIES" means one or more permanent global Securities in registered form representing the aggregate principal amount of Series B Securities exchanged for Series A Securities pursuant to the Exchange Offer.

     "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company and the Guarantors pursuant to Section 2.2 of the Registration Rights Agreement, which covers all of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act as of the Issue Date, assuming the Company is the "registrant" referred to in such definition; provided that no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

     "SPECIFIED INDEBTEDNESS" means any Senior Indebtedness and any Guarantor Senior Indebtedness.

     "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

     "SUBORDINATED OBLIGATIONS" means Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which by its terms is expressly subordinated in right of payment to the Securities or its Guarantee, as the case may be.

     "SUBSIDIARY" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a limited liability company and a limited partnership, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, members, partners, managers, officers, agents or trustees thereof (or other person performing similar functions) or is a general partner (or serves in a similar capacity to such person). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Subsidiary.

     "TAXES" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

     "TAXING AUTHORITY" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

     "TRUSTEE" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, or any successor statute.

     "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Company designated as such pursuant to and in compliance with Section 1017 and any Subsidiary of such Unrestricted Subsidiary. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

     "VOTING STOCK" means any shares of any class or classes of Capital Stock pursuant to which the holders of such shares have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.


     Section 102.  Other Definitions.



          Term                                              Defined in Section
          ----                                              ------------------

          "Act"                                                     105
          "Additional Interest"                                     202
          "Agent Members"                                           306
          "Change of Control Date"                                 1011
          "Change of Control Offer"                                1011
          "Change of Control Purchase Date"                        1011
          "Change of Control Purchase Notice"                      1011
          "Change of Control Purchase Price"                       1011
          "covenant defeasance"                                     403
          "Defaulted Interest"                                      309
          "defeasance"                                              402
          "Defeasance Redemption Date"                              404

          "Defeased Securities"                                     401
          "Designation"                                            1017
          "Designation Amount"                                     1017
          "Event Date"                                              202
          "Excess Proceeds"                                        1012
          "incur"                                                  1008
          "Initial Securities"                                   Recitals
          "Net Proceeds Deficiency"                                1012
          "Net Proceeds Offer"                                     1012
          "Non-payment Default"                                    1303
          "Offer Date"                                             1012
          "Offered Price"                                          1012
          "Payment Amount"                                         1012
          "Pari Passu Indebtedness Amount"                         1012
          "Pari Passu Offer"                                       1012
          "Payment Amount"                                         1012
          "Payment Blockage Period"                                1303
          "Payment Default"                                        1303
          "Permitted Guarantor Junior Securities"                  1417
          "Permitted Junior Securities"                            1302
          "Physical Securities"                                     306
          "Private Placement Legend"                                202
          "Registration Default"                                    202
          "Regulation S"                                            201
          "Replacement Assets"                                     1012
          "Required Filing Date"                                   1019
          "Restricted Payments"                                    1009
          "Revocation"                                             1017
          "Rule 144A"                                               201
          "Securities"                                           Recitals
          "Security Amount"                                        1012
          "Security Register"                                       305
          "Security Registrar"                                      305
          "Series A Securities"                                  Recitals
          "Series B Securities"                                  Recitals
          "Special Payment Date"                                    309
          "Surviving Entity"                                        801
          "Surviving Guarantor Entity"                              801

     Section 103.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

     Section 104.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

     Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

     Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 105.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

     (b) The ownership of Securities shall be proved by the Security Register.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange there for or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date or their designated proxies shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act (or their duly designated proxies), and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

     Section 106.  Notices, etc., to the Trustee, the Company and any Guarantor.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by a nationally recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department (Newpark Resources, Inc. 8 5/8% Senior Subordinated Notes due 2007), or at any other address previously furnished in writing to the Holders, the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

     (b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by a nationally recognized overnight courier, to the Company or such Guarantor addressed to it c/o Newpark Resources, Inc., 3850 North Causeway Boulevard, Suite 1770, Metairie, Louisiana 70002-1752, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

     Any notice required hereunder to be delivered to the lenders under the Credit Facility shall be sufficient for every purpose hereunder if in writing and mailed, first-class post,age prepaid or delivered by a nationally recognized courier, to the Administrative Agent at Bank One, Louisiana, National Association, 200 West Congress Street, Lafayette, Louisiana 70502-3246,
Attention: Rose M. Miller, Vice President, Facsimile No. (318) 236-7888, with a copy to Gardere & Wynne, L.L.P., 1601 Elm Street, Dallas, Texas 75201-4761,
Attention: Robert N. Rule, Jr., Facsimile No: (214) 999-4667.

     Section 107.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by a nationally recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 108.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 109.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 110.  Successors and Assigns.

     All covenants and agreements in this Indenture and the Securities by the Company and the Guarantors, and all agreements of the Trustee in this Indenture, shall bind their respective successors and assigns, whether so expressed or not.

     Section 111.  Separability Clause.

     In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     Section 112.  Benefits of Indenture.

     Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders, the holders of Senior Indebtedness and the holders of Senior Guarantor Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 113.  GOVERNING LAW.

     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 114.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from, and after, such interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

     Section 115.  Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 116.  Schedules and Exhibits.

     All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 117.  Counterparts.

     This Indenture may be executed in any number of counterparts, and by each party hereto on a separate counterpart, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

     Section 118.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Securities Registrar or Paying Agent may make reasonable rules for its functions.

     Section 119.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 120.  No Recourse Against Others.

     A DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, SHALL NOT HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, UNDER THIS INDENTURE OR THE SECURITIES OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION. EACH HOLDER BY ACCEPTING A SECURITY WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUE OF THE SECURITIES AND THE GUARANTEES.

     Section 121. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

     By the execution and delivery of this Indenture, each of Company and the Guarantors, (i) acknowledges that it has, by separate written instrument, designated and appointed Corporation Trust System as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or the Guarantees or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Corporation Trust System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Corporation Trust System and written notice of said service to it (mailed or delivered to its President at the principal office of the Company as specified in Section 106), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Company and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Corporation Trust System in full force and effect so long as this Indenture shall be in full force and effect; provided that each of the Company and the Guarantors may and shall (to the extent Corporation Trust System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 121 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 121. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for each of the Company and the Guarantors appointed and acting in accordance with this Section 121.

     To the extent that any of the Company or Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities and the Guarantees to the maximum extent permitted by law.

                                  ARTICLE TWO

                                 SECURITY FORMS

     Section 201.  Forms Generally.

     The Securities, the Guarantees and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution of the Securities and Guarantees. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any, securities exchange in which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     Initial Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, Initial Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more Regulation S Global Securities, substantially in the form set forth in
Section 202, and Series B Securities exchanged for Series A Securities pursuant to the Exchange Offer shall be issued initially in the form of one or more Series B Global Securities substantially in the form set forth in Section 202, in each case deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Section 202.  Form of Face of Security.

     (a) The form of the face of any Series A Securities authenticated and delivered hereunder shall be substantially as follows:

     Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, then such Initial Security shall bear the legend set forth below (the "Private Placement Legend") on the face thereof:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION IN AN OFFSHORE TRANSACTION AS SET FORTH BELOW.

     BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES'S ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION AS SET FORTH BELOW WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
     (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES, (I) SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
     (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     [Legend if Series A Security is a Global Security]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITIES SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [Until all Senior Indebtedness is paid in full, each of the Series A Securities at all times shall contain in a conspicuous manner the following legend]

     THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE THIRTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO ALL SENIOR INDEBTEDNESS; AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE THIRTEEN OF THE INDENTURE.

                            NEWPARK RESOURCES, INC.



              8 5/8% SENIOR SUBORDINATED NOTE DUE 2007, SERIES A

                                                             CUSIP NO. _________
No. _______
$____________________________


     Newpark Resources, Inc., a Delaware corporation (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________ or registered assigns, the principal sum of_________ United States dollars [IF THE SERIES A SECURITY IS A GLOBAL SECURITY, THEN INSERT THE FOLLOWING:, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $125,000,000 less the principal amount of Securities redeemed by the Company in accordance with the Indenture) as may be set forth by the Security Registrar on Appendix A hereto in accordance with the Indenture,] on December 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from December 17, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 1998 at the rate of 8 5/8% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, dated December 10, 1997, pursuant to which, subject to the terms and conditions thereof, the Company and the Guarantors are obligated to consummate the Exchange Offer pursuant to which the Holder of this Security (and the related Guarantees) shall have the right to exchange this Security (and the related Guarantees) for 8 5/8% Senior Subordinated Notes due 2007, Series B and related guarantees (herein called the "Series B Securities") in like principal amount as provided therein. The Series A Securities and the Series B Securities are together (including related Guarantees) referred to as the "Securities".
The Series A Securities rank pari passu in right of payment with the Series B Securities.

     If either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th calendar day following the date of original issue of the Series A Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 105th calendar day following the date of original issue of the Series A Securities or (c) the Exchange Offer is not consummated on or prior to the 135th calendar day following the date of original issue of the Series A Securities or a Shelf Registration Statement is not declared effective on or prior to the 135th calendar day following the date of original issue of the Series A Securities (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased ("Additional Interest") by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum, including any increases pursuant to the provisions of the following paragraph. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

     If the Shelf Registration Statement is unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Securities held by such Holders will be increased by 0.25% per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum, including any increases pursuant to the provisions of the preceding paragraph. Any amounts payable under this paragraph shall also be deemed "Additional Interest" for purposes of this Security. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

     The Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each Interest Payment Date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

     Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose, or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest will be made (i) in respect of Securities held by the Depositary or its nominee, in same day funds on or prior to the respective Interest Payment Dates and (ii) in respect of Securities held of record by Holders other than the Depositary or its nominee, in same day funds at the office of the Trustee in New York, New York or at such other office or agency of the Company as it shall maintain for that purpose pursuant to Section 1002; provided, however, that, at the option of the Company, interest on any Security held of record by Holders other than the Depositary or its nominee may be paid by mailing checks to the addresses of the Holders thereof as such address appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.


Dated:                          NEWPARK RESOURCES, INC.


                                By:
                                   -----------------------------------
                                Title:
                                   -----------------------------------

Attest:



 ------------------------------
       Authorized Officer

                [IF THE SERIES A SECURITY IS A GLOBAL SECURITY,
                THEN INSERT THE FOLLOWING AS APPENDIX A THERETO]

                                   APPENDIX A

                  EXCHANGES FOR GLOBAL NOTES OR PHYSICAL NOTES


     The following increases or decreases in the principal amount of this Global
Note in accordance with the Indenture have been made:



             Increase (decrease)
               in the principal       New principal amount of         Notation made by or on
                amount of this      this Global Note following        behalf of the Security
Date Made        Global Note         such increase or decrease                Registrar
----------   --------------------   --------------------------       ------------------------
______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________


     (b) The form of the face of any Series B Securities authenticated and delivered hereunder shall be substantially as follows:

     To the extent that any Series B Security is a Private Exchange Security (as defined in the Registration Rights Agreement) and until such Series B Security is freely tradable without registration under the Securities Act, then such Series B Security shall bear the legend set forth below (the "Private Placement Legend") on the Face thereof;

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION IN AN OFFSHORE TRANSACTION AS SET FORTH BELOW.

     BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION AS SET FORTH BELOW WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
     (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES, (I) SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
     (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Legend if Series B Security is a Global Security]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME

     OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [Until all Senior Indebtedness is paid in full, each of the Series B Securities at all times shall contain in a conspicuous manner the following legend]

     THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE THIRTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO ALL SENIOR INDEBTEDNESS; AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE THIRTEEN OF THE INDENTURE.

                            NEWPARK RESOURCES, INC.


              8 5/8% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

                                                            CUSIP NO. __________

No. _______
$___________________


     Newpark Resources, Inc., a Delaware corporation (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________ or registered assigns, the principal sum of ________ United States dollars [IF THE SERIES B SECURITY IS A GLOBAL SECURITY, THEN INSERT THE FOLLOWING: , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $125,000,000 less the principal amount of Securities redeemed by the Company in accordance with the Indenture) as may be set forth by the Security Registrar on Appendix A hereto in accordance with the Indenture,] on December 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from December 17, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 1998 at the rate of 8 5/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 8 5/8% Senior Subordinated Notes due 2007, Series A, and related Guarantees (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities and related Guarantees. The Series B Securities rank pari passu in right of payment with the Series A Securities.

     In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, if either (a) the Exchange Offer Registration Statement was not filed with the Commission on or prior to the 45th calendar day following the date of original issue of the Series A Security, (b) the Exchange Offer registration Statement had not been declared effective on or prior to the 105th calendar day following the date of original issue of the Series A Security or (c) the Exchange Offer was not consummated on or prior to the 135th calendar day following the date of original Issue of the Series A Security or a Shelf Registration Statement was not declared effective on or prior to the 135th calendar day following the date of original issue of the Series A Security (each such event referred to in clauses (a) through (c) above a "Registration Default"), the interest rate borne by the Series A Securities shall be increased ("Additional Interest") by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum, including any increases pursuant to the provisions of the following paragraph. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate; provided that, to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

     If the Shelf Registration Statement is unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate then the interest rate borne by the Securities held by such Holders will be increased by 0.25% per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum, including any increases pursuant to the provisions of the preceding paragraph. Any amounts payable under this paragraph shall also be deemed "Additional Interest" for purposes of this Security. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

     The Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each Interest Payment Date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

     The interest so payable and punctually paid or duly provided for, on any interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for and interest on such defaulted interest at the interest rate borne by the Series B Securities to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this, Indenture.

     Payment of the principal of, premium, if any, and interest on, this Security and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose, or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest will be made (i) in respect of Securities held by the Depositary or its nominee, in same day funds on or prior to the respective Interest Payment Dates and (ii) in respect of Securities held of record by Holders other than the Depositary or its nominee, in same day funds at the office of the Trustee in New York, New York or at such other office or agency of the Company as it shall maintain for that purpose pursuant to Section 1002, provided, however, that, at the option of the Company, interest on any Security held of record by Holders other than the Depositary or its nominee may be paid by mailing checks to the addresses of the Holders thereof as such addresses appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture for a statement of the respective rights, limitations of rights duties and obligations under the Guarantees of each of the Guarantors.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.


Dated:                          NEWPARK RESOURCES, INC.


                                By:
                                   ------------------------------------
                                Title:
                                   ------------------------------------
Attest:


 ------------------------------
      Authorized Officer

                 [IF THE SERIES B SECURITY IS A GLOBAL SECURITY,
                 THEN INSERT THE FOLLOWING AS APPENDIX A THERETO]

                                   APPENDIX A

                  EXCHANGES FOR GLOBAL NOTES OR PHYSICAL NOTES

     The following increases or decreases in the principal amount of this Global
Note in accordance with the Indenture have been made:



             Increase (decrease)
               in the principal       New principal amount of         Notation made by or on
                amount of this      this Global Note following        behalf of the Security
Date Made        Global Note         such increase or decrease                Registrar
----------   --------------------   --------------------------       ------------------------
______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________


     Section 203.  Form of Reverse of Securities.

     (a) The form of the reverse of the Series A Securities shall be substantially as follows:

                            NEWPARK RESOURCES, INC.
              8 5/8% Senior Subordinated Note due 2007, Series A

     This Security is one of a duly authorized issue of Securities of the Company designated as its 8 5/8% Senior Subordinated Notes due 2007, Series A (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of December 17, 1997, among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be authenticated and delivered.

     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

     The Securities are subject to redemption at any time on or after December 15, 2002 at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                           Redemption
                         Year                 Price
                         ----              -----------
                         2002               104.313%
                         2003               102.875%
                         2004               101.438%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

     At any time prior to December 1, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least $81.25 million aggregate principal amount of the Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange (or if the Securities are so listed but such exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase, and subject to provisions of Section 1011 of the Indenture, must purchase, all Outstanding Securities at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

     Under certain circumstances, if the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay Senior Indebtedness or invested in properties and assets that were the subject of the Asset Sale or which will be used in the business of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto, exceeds a specified amount, the Company will be required to apply such proceeds to the repurchase of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

     In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision are made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     The Series A Securities are, to the extent and manner provided in Article Thirteen of the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (if such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

     If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act or a Non-U.S. Person, may exchange this Series A Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form in Appendix I) to arrange for such Series A Security to be represented by a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security, as the case may be, in accordance with the customary procedures of the Depository, unless the Company has elected not to issue a Rule 144A Global Security or a Regulation S Global Security, as the case may be.

     If this Series A Security is a Rule 144A Global Security, it is exchangeable for a Series A Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Security and a successor depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series A Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Series A Securities would be required to include the Private Placement Legend.

     Series A Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

     At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the person in whose name his Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     A DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, SHALL NOT HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, UNDER THE INDENTURE OR THIS SECURITY OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION. EACH HOLDER BY ACCEPTING THIS SECURITY WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUE OF THE SECURITIES AND THE GUARANTEES.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     [The Transferee Certificate, in the Form of Appendix I hereto, will be attached to the Series A Security.]

     (b) The form of the reverse of the Series B Securities shall be substantially as follows:

                            NEWPARK RESOURCES, INC.
              8 5/8% Senior Subordinated Note due 2007, Series B


     This Security is one of a duly authorized issue of Securities of the Company designated as its 8 5/8% Senior Subordinated Notes due 2007, Series B (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of December 17, 1997, among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

     The Securities are subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                Redemption
                         Year                      Price
                         ----                      -----
                         2002                     104.313%
                         2003                     102.875%
                         2004                     101.438%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

     At any time prior to December 1, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least $81.25 million aggregate principal amount of the Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange (or if the Securities are so listed but such exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase, and subject to provisions of Section 1011 of the Indenture, must purchase, all Outstanding Securities at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

     Under certain circumstances, if the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay Senior Indebtedness or invested in properties and assets that were the subject of the Asset Sale or which will be used in the business of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repurchase of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

     In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     The Series B Securities are, to the extent and manner provided in Article Thirteen of the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (if such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

     If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder may exchange this Series B Security for a Book-Entry Security by instructing the Trustee to arrange for such Series B Security to be represented by a beneficial interest in a Series B Global Security in accordance with the customary procedures of the Depository, unless the Company has elected not to issue a Series B Global Security.

     If this Series B Security is a Series B Global Security, it is exchangeable for a Series B Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Series B Global Security if
(x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the Series B Global Security and a successor depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series B Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).

     Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     A DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, SHALL NOT HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY, ANY GUARANTOR OR THE TRUSTEE, UNDER THE INDENTURE OR THIS SECURITY OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION. EACH HOLDER BY ACCEPTING THIS SECURITY WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUE OF THE SECURITIES AND THE GUARANTEES.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     [The Transferee Certificate, in the form of Appendix II hereto, will be attached to the Series B Security.]

     Section 204.  Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication shall be included on the form of the face of the Securities substantially in the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.
[Series A Securities]

     This is one of the 8 5/8% Senior Subordinated Notes due 2007, Series A referred to in the within-mentioned Indenture.

                                   State Street Bank and Trust Company,
                                    as Trustee


                                   By:
                                     -----------------------------------
                                              Authorized Signer

[Series B Securities]

     This is one of the 8 5/8% Senior Subordinated Notes due 2007, Series B referred to in the within-mentioned Indenture.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:
                                      ------------------------------------
                                                 Authorized Signer


     Section 205.  Form of Guarantee of Each of the Guarantors.

     The form of Guarantee shall be set forth on the Securities substantially as follows:

                                   GUARANTEES

     For value received, each of the undersigned hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen and Article Fourteen of the Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Security. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. The Indebtedness evidenced by these Guarantees are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and the Guarantees are issued subject to such provisions.

Dated:                                  [EACH GUARANTOR]


                                        By:
                                           ---------------------------------
                                        Name:
                                           ---------------------------------
                                        Title:
                                           ---------------------------------

Attest:
       -----------------------------
Name:
       -----------------------------
Title:
       -----------------------------

     Section 206.  Form of Option of Holder to Elect Purchase.

     The form of Option of Holder to Elect Purchase Form shall be set forth on the Securities substantially as follows:

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Security purchased by the Company pursuant to
Section 1011 or Section 1012, as applicable, of the Indenture, check the
Box: [ ].


     If you wish to have a portion of this Security (which has an original principal amount of $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 1011 or Section 1012 as applicable, of the Indenture, state the amount (in original principal amount):



               $ ______________



Date:                                 Your Signature:
     -------------------                             -------------------------
                                      Taxpayer Identification No.:
                                                                  ------------

(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                    --------------------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                                 ARTICLE THREE

                                 THE SECURITIES

     Section 301.  Title and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125,000,000 in principal amount of Series A Securities and $125,000,000 in principal amount of Series B Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1011, 1012 or 1108.

     The Series A Securities shall be known and designated as the 8 5/8% Series A Senior Subordinated Notes due 2007, Series A of the Company. The Stated Maturity of the Series A Securities shall be December 15, 2007, and the Series A Securities shall each bear interest, at the rate of 8 5/8% per annum, as such interest rate may be adjusted as set forth in the Series A Security, from December 17, 1997, or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semiannually on June 15 and December 15, in each year commencing June 15, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

     The Series B Securities shall be known and designated as the 8 5/8% Series B Senior Subordinated Notes due 2007, Series B of the Company. The Stated Maturity of the Series B Securities shall be December 15, 2007, and the Series B Securities shall each bear interest at the rate of 8 5/8% per annum, as such interest rate may be adjusted as set forth in the Series B Security, from their issuance date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semiannually on June 15 and December 15, in each year commencing June 15, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

     The principal of and premium, if any, and interest on the Securities shall be payable (i) in respect of Securities held of record by the Depositary or its nominee in same day funds on or prior to the respective payment dates and (ii) in respect of Securities held of record by Holders other than the Depositary or its nominee in same day funds at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that at the option of the Company, payment of interest to Holders of record other than the Depositary may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. The Securities will be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes.

     For all purposes hereunder, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

     The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1012.

     The Company shall offer to purchase, and shall purchase all Outstanding Securities, in the event of a Change of Control, pursuant to the terms of
Section 1011.

     The Securities shall be redeemable as provided in Article Eleven and in the Securities.

     The Indebtedness evidenced by the Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

     At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

     Section 302.  Denominations.

     The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 303.  Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with Guarantees endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person, and the successor person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor person, be exchanged for other Securities executed in the name of the successor person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliate.

     Section 304.  Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 305.  Registration, Registration of Transfer and Exchange.

     The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may appoint one or more co-Security Registrars. At all reasonable times the Security Register shall be open for inspection by the Company.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

     Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Securities for Series B Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Securities exchanged for the Series B Securities shall be canceled.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except in certain circumstances for any tax, assessment or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 308, 906, 1011, 1012 or 1108 not involving any transfer.

     Neither the Company nor the Security Registrar shall be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part except the unredeemed portion of Securities being redeemed in part.

     Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to
Section 202, and to the restrictions set forth in this Section 305, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

     The restrictions imposed by this Section 305 upon the transferability of any particular Security shall cease and terminate on (a) the later of December 17, 1999 or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor of such Security) or (b) (if earlier) if and when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Security as to which such restrictions on transfer shall have expired, in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provision of this Section 305 (accompanied, if such restrictions on transfer have terminated pursuant to Rule 144 or Rule 904 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or Rule 904 (or any such successor provision)), be exchanged for a new Security of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. The Company shall inform the Trustee of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

     Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any U.S. Global Security, whether pursuant to this Section 305, Section 304, 308, 906 or 1108 or otherwise, shall also be a U.S. Global Security and bear the legend specified in Section 202.

     Section 306.  Book-Entry Provisions for Global Securities.

     (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (b) Transfers of each Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in each Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners of interests in the Rule 144A Global Securities and Series B Global Securities may obtain, in certificated form, Securities in registered form without coupons (the "Physical Securities") in exchange for their beneficial interests in the Rule 144A Global Securities or Series B Global Securities, as applicable, upon request in accordance with the Depositary's and the Security Registrar's procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on Appendix A to the relevant Global Security a decrease in the principal amount of such Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. In addition, Physical Securities shall be issued to all beneficial owners in exchange for their beneficial interests in any Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to issue Physical Securities.

     (c) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 306(b) to beneficial owners who are required to hold Physical Securities, the Security registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 306(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security an equal aggregate principal amount of Physical Securities of authorized denominations.

     (e) Any Physical Security constituting a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act delivered in exchange for an interest in a Global Security pursuant to Section 306(c) or Section 306(d) shall, except as otherwise provided by Section 307, bear the Private Placement Legend.

     (f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     Section 307.  Special Transfer Provisions.

     Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for a Series B Security in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

          (i) The Security Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise lawfully be made under the Securities Act without registering such Initial Security thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to the transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing,that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of Physical Securities which after transfer are to be evidenced by an interest in the Rule 144A Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on Appendix A to the Rule 144A Global Security the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.

          (iii) If the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Security Registrar of written instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall register the transfer and reflect (A) on Appendix A to Global Security from which interests are to be transferred the date and a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) on Appendix A to the Rule 144A Global Security the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Global Security to be transferred.

     (b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

          (i) Prior to January 26, 1998, an owner of a beneficial interest in the Regulation S Global Security may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) under the Securities Act. During such time, all beneficial interests in the Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such system, or indirectly through organizations that are participants.

          (ii) The Security Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit B hereto or (y) the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto.

          (iii) If the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security, upon receipt by the Security Registrar of (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) the appropriate certificate required by clause (y) of paragraph (ii) of this Section 307(b), together with any required legal opinions and certifications, the Security Registrar shall register the transfer and reflect on Appendix A to the Regulation S Global Security the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (iv) If the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Security Registrar of
     (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) the appropriate certificate required by clause (y) of paragraph (ii) of this Section 307(b), together with any required legal opinions and certificates, the Security Registrar shall register the transfer and reflect (A) on Appendix A to the Global Security from which interests are to be transferred the date and a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) on Appendix A to the Regulation S Global Security the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred.

     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this

Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right, to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     If Regulation S is amended during the term of this Indenture to alter the applicable holding period, all reference in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

     Section 308.  Mutilated, Destroyed, Lost and Stolen Securities.

     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantors shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company or any Guarantor in its discretion may, instead of issuing a replacement Security, pay such Security.

     Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 309.  Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment. Payment of interest will be made (i) in respect of Securities held by the Depositary or its nominee, in same day funds on or prior to the respective Interest Payment Dates and (ii) in respect of Securities held of record by Holders other than the Depositary or its nominee, in same day funds at the office of the Trustee in New York, New York or at such other office or agency of the Company as it shall maintain for that purpose pursuant to Section 1002; provided, however, that, at the option of the Company, interest on any Security held of record by Holders other than the Depositary or its nominee may be paid by mailing checks to the addresses of the Holders thereof as such addresses appear in the Security Register.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date there for having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 310.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

     Section 311.  Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

     Section 312.  Cancellation.

     All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a Company Order received by the Trustee prior to such destruction, the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

     Section 313.  Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 401.  Company's Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

     Section 402.  Defeasance and Discharge.

     Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in
Section 404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor upon the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of

Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

     Section 403.  Covenant Defeasance.

     Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant contained in Sections 1005 through 1019(a), inclusive, with respect to the Defeased Securities on and after the date the conditions set forth in Section 404 are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

     Section 404.  Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after December 15, 2002 (such date being referred to as the "Defeasance Redemption Date") if at or prior to electing to exercise either its option applicable to Section 402 or its option applicable to Section 403, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date);


     (2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (3) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (4) No Default or Event of Default shall have occurred and be continuing or the date of such deposit or insofar as Section 501(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

     (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

     (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound;

     (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

     (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

     (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

     (11) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with.

     Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

     Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Thirteen.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

     Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in
Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

     Section 406.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402, 403 or 1201, as the case may be by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities and any Guarantor's obligations under this Indenture and any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 402, 403 or 1201, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402, 403 or 1201, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

     Section 501.  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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     (a) there shall be a default in the payment, when due and payable, of the principal of, or premium, if any, on, any Security (at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise);

     (b) there shall be a default in the payment, when due and payable, of an installment of interest on any Security, and such default shall continue for a period of 30 days or more;

     (c) (i) there shall be a default in the performance, or breach, of any term, covenant or agreement of the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a term covenant or agreement which is specifically dealt with in clause (a) or (b) of this Section 501 or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities, which notice shall specify that it is a "notice of default" and shall demand that such a default be remedied; (ii) there shall be a default in the performance or breach of the provisions described in Article Eight herein; (iii) the Company shall have failed to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 1012; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1011;

     (d) one or more defaults shall have occurred under any agreements, instruments, mortgages, bonds, debentures or other evidence of Indebtedness under which the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (x) the principal amount of such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

     (e) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor having a Fair Market Value in excess of $10,000,000 individually or in the aggregate;

     (f) one or more judgments, orders or decrees from any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10,000,000, over the coverage under applicable binding insurance policies issued by a solvent insurer which has accepted such coverage, either individually or in the aggregate, shall be entered against the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor or any of their respective properties or assets and shall not be discharged, settled or bonded and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree (other than a judgment, order or decree that is stayed by reason of pending appeal or otherwise) or (b) there shall have been a period of 60 consecutive days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment or order shall not be in effect;

     (g) any Guarantee shall for any reason cease to be, or shall for any reason be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms except to the extent provided for by this Indenture and any such Guarantee;

     (h) there shall have been the entry by a court of competent jurisdiction of
(i) a decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the

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

Company, any Guarantor or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (i) (i) the Company, any Guarantor or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Guarantor or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or
(3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, any Guarantor or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (i).

     Section 502.  Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 501 occurs with respect to the Company, any Guarantor or any Significant Subsidiary and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

     (b) Notwithstanding the foregoing provisions of Section 502(a), if a declaration of acceleration in respect of the Securities because an Event of Default specified in (i) clause (d) of Section 501(a) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and, if such Indebtedness has been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), or (ii) clause (e) of Section 501(a) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness is repaid and only so long as any holder of such Indebtedness shall not have applied any property or assets referenced in clause
(e) of Section 501(a) in satisfaction of such Indebtedness, and, in the case of both clauses (i) and (ii) of this Section 502(b),

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

written notice of such repurchase, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 45 days after such declaration of acceleration in respect of the Securities and no other Event of Default shall have occurred which has not been cured or waived during such 45-day period, and so long as such rescission of any such acceleration does not conflict with any judgment or decree.

     (c) At any time after a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          (ii) all overdue interest on all Outstanding Securities,

          (iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

          (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities which have become due otherwise than by such declaration of acceleration;

     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 513. No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

     Section 503.  Other Remedies; Collection Suit by Trustee.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or Guarantees or to enforce the performance of any provision of the Securities or Guarantees or this Indenture.

     (b) If an event of Default specified in clause (a) or (b) of Section 501 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and/or any of the Guarantors for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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

     Section 504.  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 505.  Trustee May Enforce Claims without Possession of Securities.

     All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 506.  Application of Money Collected.

     Subject to Articles Thirteen and Fourteen of this Indenture, any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the payment of all amounts due the Trustee under Section 607;

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

     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

     THIRD: The balance, if any, to the person or persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

     Section 507.  Limitation on Suits.

     (a) No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (b) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (c) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder within 30 days after its receipt of such notice;

     (d) such Holder or Holders have offered to the Trustee reasonable security or indemnity to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     (e) the Trustee for 30 days after its receipt of such notice, request and offer (and if requested, provision) of reasonable security or indemnity has failed to institute any such proceeding; and

     (f) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.


     (b) The foregoing provisions of Section 507(a) do not apply, however, to a suit instituted by a Holder of a Security for the enforcement of the payment of principal of, premiums, if any, or interest on, such Security on or after the respective due dates expressed in such Security.

     Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, however, that such

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

rights shall be subject to the subordination provisions contained in Articles Thirteen and Fourteen of this Indenture.

     Section 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 510.  Rights and Remedies Cumulative.

     Except as otherwise provided in Section 308 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 512.  Control by Holders.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture, provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

     (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 513.  Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

     (a) in the payment of the principal of, premium, if any, or interest on any Security; or

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

     (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 514.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption
Date).

     Section 515.  Remedies Subject to Applicable Law.

     All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                                  ARTICLE SIX

                                  THE TRUSTEE

     Section 601.  Duties of Trustee.

     Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

     (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

     (b) except during the continuance of a Default or an Event of Default:

          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

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

          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

     (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 601;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it;

     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a),
(b), (c) and (d) of this Section 601; and

     (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 602.  Notice of Defaults.

     Within 90 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default or Event of Default, the Trustee shall transmit by mail to all Holders and any other persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

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     Section 603.  Certain Rights of Trustee.

     Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable security or indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than a majority in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 604. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are or will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof nor shall the Trustee be responsible for any statement in any registration statement for the Securities under the Securities Act or responsible for the determination as to which beneficial owners are entitled to receive notices hereunder.

     Section 605.  Trustee and Agents May Hold Securities; Collections; etc.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, or any Guarantor in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent and, subject to Sections 608 and 613 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company or any Guarantor and receive, collect, hold and retain collections from the Company or any Guarantor with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

     Section 606.  Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Articles Four, Eleven and Twelve and Sections 1011 and 1012, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the written directions of the Company.

     Section 607.  Compensation and Indemnification of Trustee and Its Prior
Claim.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided herein, the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of the failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 607 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. The Company shall have the right to defend any claim or threatened claim asserted against an indemnitee for which it may seek indemnity, and the indemnitee shall cooperate in the defense unless, in the reasonable opinion of the indemnitee's counsel, the indemnitee has an interest materially adverse to the Company or any Guarantor or a potential conflict of interest exists between the indemnitee and the Company or any Guarantor, in which case the indemnitee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall only be responsible for the reasonable fees and expenses of one law firm (in addition to local counsel, to the extent such local counsel is reasonably required) arising out of the same general allegations or circumstances, such law firm to be designated by the indemnitee and reasonably acceptable to the Company.

     Section 608.  Conflicting Interests.

     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 609.  Trustee Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(5) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 610.  Resignation and Removal; Appointment of Successor Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 611.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee, and a copy of such appointment shall be delivered to the resigning Trustee and to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

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

     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

     Section 611.  Acceptance of Appointment by Successor.

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609.

     Upon acceptance of appointment by any successor trustee as provided in this
Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section
610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

     Section 612.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 613.  Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

     Section 614.  Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents acceptable to and at the expense of the Company which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 308, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Company or the Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company or the Trustee, as the case may be. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section.

     Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate Securities when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions or conversions thereof or pursuant to Section 306; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

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

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities described in the within-mentioned Indenture.

                              STATE STREET BANK AND
                              TRUST COMPANY, As Trustee


                              By:
                                 ------------------------------------
                                 [Name Authenticating Agent]


                                 ------------------------------------

                                 ------------------------------------


                              As Authenticating Agent


                              By:
                                 ------------------------------------
                                 Authorized Officer

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 701.  Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee

     (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

     (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Section 701(a) hereof as of a date not more than 15 days prior to the time such list is furnished:

provided, however, that if and so long as the Trustee shall be the Security Registrar no such list need be furnished.

     Section 702.  Disclosure of Names and Addresses of Holders.

     Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

     Section 703.  Reports by Trustee.

     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act
Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

     (b) A copy of each report transmitted to Holders pursuant to this Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 801. Company and Guarantors May Consolidate, etc., Only on Certain Terms.

     (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any person or persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or of the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

          (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company as a constituent to the merger or consolidation, the Company shall be the surviving person of such merger or consolidation or (2) if the transaction or related transactions is a merger or consolidation involving a Restricted Subsidiary as a constituent to the merger or consolidation, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary, or (B)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) in the case of a transaction involving the Company as a constituent to the merger or consolidation, or as the transferor of all or substantially all of its assets or taken as a whole, all or substantially all of the assets of it and the Restricted Subsidiaries, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture, and in each case, the Indenture shall remain in full force and effect;

          (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with or as a result of such transaction or series of related transactions), no Default or Event of Default will have occurred and be continuing;

          (iii) immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such proforma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness under Section 1008(a);

          (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such person's obligations hereunder and under the Securities;

          (v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1010 are complied with; and

          (vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other person (other than the Company or any other Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any person or persons (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:

          (i) either (1) the Guarantor will be the continuing corporation or (2) the person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture, and such Guarantee will remain in full force and effect;

          (ii) immediately before and immediately after giving effect to such transaction or transactions, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

          (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

     Notwithstanding the foregoing provisions of this Section 801(b), Section 801(b) shall not apply upon any sale, exchange or transfer of all of the Company's Capital Stock in, or all or substantially all of the assets of, a Guarantor that shall be released in accordance with Section 1018(d).

     Section 802.  Successor Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 801, in which the Company or such Guarantor, as the case may be, is not the Surviving Entity or the Surviving Guarantor Entity, as the case may be, then (i) the Surviving Entity or the Surviving Guarantor Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, in the Securities and/or the Guarantee, as the case may be, with the same effect as if such Surviving Entity or Surviving Guarantor Entity had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and (ii) when such successor assumes all the obligations of its predecessor under and in accordance with this Indenture, the Securities or a Guarantee, as the case may be, the predecessor shall be released from those obligations and covenants hereof and the Securities or the Guarantees, as the case may be, provided that in the case

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

of a transfer by lease by the Company or any Guarantor of all or substantially all of its assets, the predecessor shall not be released from the payment of principal and interest on the Securities or a Guarantee, as the case may be; provided further that, solely for purposes of computing cumulative Consolidated Net Income for purposes of clause (b) of Section 1009(a), the cumulative Consolidated Net Income of any persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

     For all purposes of this Indenture and the Securities (including the provision of this Section 802 and Sections 1008, 1009 and 1010), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 1017, and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     Section 901. Supplemental Indentures and Agreements, without Consent of Holders.

     Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor upon the Securities when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another person to the Company, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

     (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any
Guarantee:

     (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision herein or in the Securities or any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or the Guarantees; provided that, in each case, such provisions shall not materially and adversely affect the rights of any Holder;

     (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise:

     (e) to add a Guarantor pursuant to the requirements of Section 1018;

     (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

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

     (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or any Guarantor's Indenture Obligations in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

     Section 902.  Supplemental Indentures and Agreements with Consent of
Holders.

     In addition to the circumstances permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive, compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by
Section 1020); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

     (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

     (b) following the occurrence of a Change of Control or Asset Sale, as the case may be, amend, change or modify the obligation of the Company to make and consummate an offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with
Section 1011, including, in each case, amending, changing or modifying any definitions relating thereto in a manner adverse to the Holders of the Securities;

     (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

     (d) modify any of the provisions of this Section 902, Section 513 or
Section 1020, except to increase the percentage of such Outstanding Securities required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

     (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder;

     (f) modify or change any of the provisions of this Indenture affecting the subordination of the Securities or any Guarantee in any manner adverse to the Holders or the holders of any Guarantee; or

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

     (g) modify or change any Guarantee which could adversely affect a Holder.

     Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

     It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 903.  Execution of Supplemental Indentures and Agreements.

     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

     Section 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 905.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 906.  Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     Section 907.  Notice of Supplemental Indentures.

     Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture; provided, however, that the failure of the Company to transmit such notice to such Holders shall not in any way impair or affect the validity of such supplemental indenture.

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

     Section 908.  Revocation and Effects of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

     Section 909.  Effect on Senior Indebtedness.

     No supplemental indenture shall adversely affect the rights under Article Thirteen or Article Fourteen of any holder of Senior Indebtedness unless the requisite holders of such issue of Senior Indebtedness affected thereby shall have consented in writing to such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

     Section 1001.  Payment of Principal, Premium and Interest.

     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     Section 1002.  Maintenance of Office or Agency.

     The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Initially, such office or agency will be State Street Bank & Trust Company of New York, N.A., 61 Broadway, 15th Floor, New York, New York 10006, and the Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee, and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations surrenders, notices and demands.

     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

     The Trustee shall initially act as Paying Agent for the Securities.

     Section 1003.  Money for Security Payments to Be Held in Trust.

     If the Company or any of its Affiliates shall at any time act as Paying Agent it will on or before each due date of the principal of, premium if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium if

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

any, or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such, Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium if any, or interest on the Securities in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided:

     (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

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

     Section 1004.  Corporate Existence.

     Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

     Section 1005.  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform any of their obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 1010, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform any of their obligations hereunder; provided however, that the Company and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

     Section 1006.  Maintenance of Properties.

     The Company shall cause all material properties owned by the Company and any of its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

     Section 1007.  Insurance.

     The Company shall at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties engaged in similar operations in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole, provided that such insurance is generally available at commercially reasonable rates, and further provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as are customary in the Company's industry and commercially reasonable. Such insurance may be subject to such deductibles as are customary in the industry.

     Section 1008.  Limitation on Indebtedness.

     (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); provided that (i) the Company and each Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary which is not a Guarantor will be permitted to incur Acquired Indebtedness if (y), immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.00:1 and (z) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness or Acquired Indebtedness, as the case may be, is incurred or would occur as a result of such incurrence.

     (b) Notwithstanding the foregoing, the Company (and, to the extent specifically set forth below, the Guarantors) may incur each and all of the following Indebtedness (including any Acquired Indebtedness):

          (i) (a) Indebtedness of the Company or any Guarantor under the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $100,000,000 and any fees, premiums, expenses (including costs of collection), indemnities and other similar amounts payable in connection with such Indebtedness; and (b) other Indebtedness of the Company or any Guarantor outstanding on the Issue Date (other than Indebtedness described in clause (i)(a), (ii) or (v) of this Section 1008(b)) and listed in
     Schedule 1008 hereto;

          (ii) Indebtedness of the Company evidenced by the Securities and Indebtedness of each Guarantor under its Guarantee;

          (iii) Interest Rate Protection Obligations of the Company or any Guarantor covering Indebtedness of the Company or any Guarantor incurred in the ordinary course of business and permitted to be incurred by the Company or any Guarantor, as the case may be, pursuant to this Indenture; provided that the notional principal amount of any such Interest Rate Protection Obligations does not exceed 100% of the principal amount of the Indebtedness to which such Interest Rate Protection Obligations expressly relates;

          (iv) Indebtedness of the Company or any of the Guarantors under Currency Agreement Obligations; provided that such Currency Agreement Obligations (a) do not increase the Indebtedness or other obligations of the Company and the Guarantors outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (b) are entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and the Guarantors;

          (v) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of a Guarantor owed to the Company or another Guarantor; provided that (a) any subsequent issuance or transfer of Capital Stock or any Designation that results in such Restricted Subsidiary

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

     or Guarantor (as the case may be) ceasing to be a Restricted Subsidiary or any subsequent transfer, pledge or assignment of such Indebtedness (other than to the Company or another Guarantor) will be deemed to constitute the incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, not permitted by this clause (v) and (b) any such Indebtedness of the Company owed to a Restricted Subsidiary and any such Indebtedness of a Guarantor owed to another Guarantor, must be unsecured and subordinated in right of payment to the prior payment in full and performance of the Company's obligations under this Indenture and the Securities, and such Guarantor's obligations under its Guarantee, as the case may be;

          (vi) Indebtedness of the Company or any Guarantor incurred in respect of bid, performance and payment bonds (other than in respect of Indebtedness), surety bonds, trade letters of credit, bankers' acceptances and letters of credit supporting bids, advance payments and performance obligations of the Company or any Guarantor (other than in respect of Indebtedness), in each case incurred in the ordinary course of business;

          (vii) Indebtedness of the Company or any Guarantor (a) representing Capitalized Lease Obligations or (b) Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $20,000,000 in aggregate amount at any time outstanding;

          (viii) Indebtedness of the Company or any Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company (including all or a portion of the Securities) or any Guarantor to the extent the Indebtedness to be Refinanced, has been incurred under or referred to in Section 1008(a) or clauses (i)(b), (ii), (vii)(b) or (ix) of this Section 1008(b); provided that the principal amount of Indebtedness incurred pursuant to this clause (viii) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accredited value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection therewith pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Guarantor, as applicable, as necessary to accomplish the foregoing by means of a tender or exchange offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

          (ix) Indebtedness of the Company and the Guarantors (which may include any Indebtedness incurred for any purpose, including but not limited to the purposes referred to in clauses (i) through (viii) of this Section 1008(b)) in an aggregate amount which, together with the amount of all other Indebtedness of the Company and the Guarantors outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (i) through (viii) of this Section 1008(b) or Section 1008(a)) does not exceed $25,000,000.

     (c) Notwithstanding Section 1008(b), neither the Company nor any Guarantor shall incur any Indebtedness pursuant to Section 1008(b) if the proceeds thereof are used, directly or indirectly, (i) to Refinance any Subordinated Obligations of the Company or such Guarantor, as the case may be, unless such Indebtedness
(A) shall be subordinated to the Securities or the relevant Guarantee to at least the same extent as such Subordinated Obligations, (B) has an Average Life to Stated Maturity greater than the lesser of (y) the remaining Average Life to Stated Maturity of the Subordinated Obligations being Refinanced or (z) the remaining Average Life to Stated Maturity of the Securities, and (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Subordinated Obligations being Refinanced, or (ii) to Refinance any Pari Passu

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Indebtedness, unless such Refinancing does not reduce the Average Life to Stated
Maturity or the Stated Maturity of such Pari Passu Indebtedness.

     Section 1009.  Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely (a) in Capital Stock of the Company (other than Redeemable Capital Stock), (b) in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock) and (c) to the Company);

          (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary);

          (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Obligations (other than any such Subordinated Obligations owed to a Wholly-Owned Restricted Subsidiary); or

          (iv) make any Investment (other than a Permitted Investment) in any person

     (such payments or Investments described in (but not excluded from) the preceding clauses (i) (other than by reason of the proviso thereto), (ii),
     (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset or assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment),

     (A) no Default shall have occurred and be continuing,

     (B) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after the Issue Date would not exceed the sum of

          (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus

          (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Restricted Subsidiary or to an employee stock ownership plan or

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

          to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after the Issue Date plus

          (3) the aggregate net cash proceeds received by the Company from the issuance or sale subsequent to the Issue Date of its Capital Stock (other than Redeemable Capital Stock) to an employee stock ownership or stock purchase plan, provided, however, that if such employee stock ownership or stock purchase plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the consolidated net worth of the Company resulting from principal repayments made by such employee stock ownership or stock purchase plan with respect to such Indebtedness plus

          (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (iv) of Section 1009(b), an amount equal to the lesser of the return of capital with respect to such investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment plus

          (5) 100% of the aggregate amount of all Investments previously made on or after the date of the Indenture in any Unrestricted Subsidiary upon the revocation of the designation of such Unrestricted Subsidiary as such, other than Investments made in such Unrestricted Subsidiary pursuant to clause (iv) of Section 1009(b) and

     (C) the Company could incur $1.00 of additional Indebtedness under Section 1008(a).

For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

     (b) None of the foregoing provisions of Section 1009(a) will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by Section 1009(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that such net cash proceeds are excluded from clause (B)(2)(y) of Section 1009(a); (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Obligations by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of
(1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that any such net cash proceeds are excluded from clause (B)(2)(y) of Section 1009(a); or (2) Indebtedness of the Company so long as such Indebtedness (x) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Obligations being redeemed, repurchased, acquired or retired, (y) has no Stated Maturity earlier than the 91st day after the Stated Maturity for the final scheduled principal payment of the Securities and (z) is permitted to be incurred pursuant to Section 1008; and (iv) the making of Investments constituting Restricted Payments made after the Issue Date as a result of the

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

receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 1012. In computing the amount of Restricted Payments previously made for purposes of clause (B) of Section 1009(a), Restricted Payments made under clauses (i) and (iv) of this Section 1009(b) shall be included.

     Section 1010.  Limitation on Liens.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind against or upon any of the Company's or such Restricted Subsidiary's (as the case may be) property or assets, whether now owned or acquired after the date of the Indenture, or any proceeds therefrom, which secures either (i) Subordinated Obligations (other than Subordinated Obligations of a Restricted Subsidiary owing to the Company secured by assets of such Restricted Subsidiary), unless the Securities or Guarantees, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Obligations or (ii) Pari Passu Indebtedness unless the Securities or Guarantees, as the case may be, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness. This Section 1010 will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

     (b) Notwithstanding the foregoing provisions of Section 1010(a), any Lien granted by the Company or any Restricted Subsidiary to secure the Securities or Guarantees, as the case may be, created pursuant to Section 1010(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in Section 1010(a) of their Lien (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Pari Passu Indebtedness and Subordinated Obligations of the Company or any Restricted Subsidiary has been secured by such property or assets of the Company or any such Restricted Subsidiary or (B) the holders of all such other Pari Passu Indebtedness and Subordinated Obligations which is secured by such property or assets of the Company or any such Restricted Subsidiary also release their Lien in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness).

     Section 1011.  Purchase of Securities Upon a Change of Control.

     (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions of this Section 1011 described below, purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Purchase Date. The Company shall, subject to the provisions of this Section 1011 described below, purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. Prior to the mailing of the notice to Holders provided for below, the Company shall have
(i) terminated all commitments and repaid in full all Indebtedness under the Credit Facility or (ii) obtained the requisite consents under the Credit Facility to permit the purchase of the Securities as provided for under this
Section 1011. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of the Securities until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a Default under Section 501(c)(iv).

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

     (b) Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to each Holder of the Securities at such Holder's addresses appearing in the Security Register (a "Change of Control Purchase Notice"), with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (1) that a Change of Control has occurred, the Change of Control Date and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

          (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or if the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 1019(a)), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

          (4) that the Change of Control Offer is being made pursuant to this
     Section 1011 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

          (5) the Change of Control Purchase Date, which shall be a Business Day fixed by the Company which shall be no earlier than 30 days nor later than 60 days following the date of the occurrence of the Change of Control, or such later date as is necessary to comply with requirements under the Exchange Act;

          (6) the Change of Control Purchase Price;

          (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

          (8) that Securities must be surrendered prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

          (9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

          (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

          (11) that any Security not tendered will continue to accrue interest: and

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

     (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

     (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1011 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice on or prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1011, the Company shall choose a Paying Agent which shall not be the Company.

     (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

          (1)  the name of the Holder;

          (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

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

          (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

          (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

          (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

     (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (i) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause
(ii) of Section 1011(d) exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (ii) unless otherwise directed by the Company in writing, no later than the second Business Day following the Change of Control Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to a tender withdrawn in accordance with the provisions of Section 1011(e)) to the Company together with interest, if any, thereon.

     (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

     Section 1012.  Disposition of Proceeds of Asset Sales.

     (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares, properties or assets sold or otherwise disposed of and (ii) with respect to any Asset Sale for which the consideration exceeds $5,000,000, at least 75% of such consideration consists of cash and/or Cash Equivalents (with Indebtedness of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary that will cease to be a Restricted Subsidiary as a result of such Asset Sale) being counted as cash for all purposes of this Section 1012(a) if the Company or the Restricted Subsidiary is unconditionally released from any liability therefor). Net Cash Proceeds of any Asset Sale may be applied to repay Specified Indebtedness or Credit Facility Obligations (but only if the commitments or amounts available to be borrowed under such Specified Indebtedness or the Credit Facility, as the case may be, are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of the date of such Asset Sale, to an investment in properties and assets that were the subject of such Asset Sale or in properties and assets that are similar to the properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 360 days of the date of such Asset Sale, constitute "Excess Proceeds" subject to disposition as provided below.

     (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase, from all Holders of the Securities and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with

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

an Asset Sale, an aggregate principal amount of Securities and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

          (i) (a) The Company shall make an offer to purchase (a "Net Proceeds Offer") from all Holders of the Securities in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness, if any (subject to proration if such amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Securities tendered), and (b) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

          (ii) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date ("Offer Date") such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 1009.

          (iii) If the aggregate Offered Price of Securities validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

     (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000, such Excess Proceeds will, prior to any purchase of Securities described in Section 1012(b), be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the Securities tendered in a Net Proceeds Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Securities tendered in a Net Proceeds Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10,000,000 shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

     (d) If the Company becomes obligated to make a Net Proceeds Offer pursuant to Section 1012(b), the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Net Proceeds Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

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

     (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Net Proceeds Offer.

     (f) Subject to Section 1012(e), within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

          (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

          (2)  the Offer Date;

          (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with Section 1012(b);

          (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or if the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1019(a)),
     (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

          (5)  the Offered Price;

          (6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

          (7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

          (8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

          (9) the procedures for withdrawing a tender; and

          (10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offer Date.

     (g) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice on or prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012, if the Company receives, not later than the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice

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

of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $l,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

     (h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this
Section 1012, the Company shall choose a Paying Agent which shall not be the Company.

     (i) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon held by then for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Net Proceeds Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the second Business Day following the Offer Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with Section 1012(g)) to the Company together with interest or dividends, if any, thereon.

     (j) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the person in whose name the Securities (or any Predecessor Securities) are registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309: provided, further, that Securities to be purchased are subject to proration if the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with Section 1012(g), the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such

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Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

     Section 1013. Limitation on Sale, Issuance and Ownership of Capital Stock of Restricted Subsidiaries.

     The Company (i) will not, directly or indirectly, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, (ii) will not permit any of the Restricted Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any Capital Stock (other than (A) to the Company or a Wholly-Owned Restricted Subsidiary or (B) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Wholly-Owned Subsidiary), (iii) will not permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary), directly or indirectly, to own any Capital Stock of any Restricted Subsidiary except for Capital Stock of a Restricted Subsidiary issued and outstanding at the time such Restricted Subsidiary became a Subsidiary of the Company; provided that such Capital Stock was not issued in anticipation of such person becoming a Subsidiary of the Company and (iv) will not permit any person, directly or indirectly, to acquire Capital Stock of any Restricted Subsidiary from the Company or any Wholly-Owned Restricted Subsidiary except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture.

     Section 1014.  Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) except (i) on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with the Company, (ii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $2,000,000, the terms of such transaction or transactions, as the case may be, shall be set forth in writing and the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions comply with the preceding clause (i), and (iii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, the terms of such transaction or transactions, as the case may be, shall be set forth in writing and the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions (A) comply with the preceding clause (i) and (B) have been approved by a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors of the Board of Directors of the Company, or in lieu of the certification required by the preceding clause (B), the Company shall have delivered to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which its opinion is being delivered stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view. For the purposes of the foregoing, a director of the Company shall not be considered "interested" with respect to a transaction solely by virtue of being a director of the other party to such transaction. This Section 1014 will not restrict the Company from (a) making dividends permitted by Section 1009, (b) paying reasonable and customary regular fees to directors of the Company who are not employees of the Company,
(c) making loans or advances to officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company in an aggregate principal amount not to exceed $1,000,000 outstanding at any one time and (d) the

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Company's employee compensation and other benefit arrangements existing on the
Issue Date or thereafter entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

     Section 1015. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than any customary restriction on transfers of property subject to a Lien permitted under this Indenture (other than a Lien on cash not constituting proceeds of non-cash property subject to a Lien permitted under this Indenture)), except for such encumbrances or restrictions existing under or by reason of (i) the mandatory provisions of general applicability of applicable law or governmental regulation, (ii) customary non-assignment provisions of any contract or any licensing agreement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or any lease governing a leasehold interest of the Company or any Restricted Subsidiary,
(iii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets (including subsequently acquired property or assets to the extent subject thereto) of the person, so acquired, (iv) any encumbrance or restriction in the Credit Facility or any other agreement, in each case, as in effect on the Issue Date and listed in Schedule 1015 hereto, or otherwise modified from time to time; provided that any such modification is no less favorable to the holders of Securities (as determined by the Board of Directors of the Company) than the applicable provision as in effect on the Issue Date and (v) any encumbrance or restriction pursuant to any agreement that extends, restructures, refinances, renews, refunds or replaces any agreement described in clause (ii), (iii) or (iv) of this Section 1015, which is no less favorable to the holders of Securities (as determined by the Board of Directors of the Company) than those existing under the agreement being extended, restructured, refinanced, renewed, refunded or replaced.

     Section 1016.  Limitation on Certain Senior Subordinated Obligations.

     The Company will not, and will not permit any Guarantor or Restricted Subsidiary which is not a Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness which is expressly subordinate or junior in right of payment in any respect to any Indebtedness of the Company or such Guarantor or Restricted Subsidiary which is not a Guarantor, as the case may be, unless such Indebtedness ranks pari passu in right of payment with the Securities or the Guarantee of such Guarantor, or is expressly subordinated in right of payment to the Securities or such Guarantee at least to the same extent as the Securities or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

     Section 1017.  Limitations on Designation of Unrestricted Subsidiaries.

     (a) The Company may, pursuant to resolution of its Board of Directors, designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

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

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) the Company would be permitted under this Indenture to make an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date;

          (iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to Section 1008(a) at the time of Designation (assuming the effectiveness of such Designation);

          (iv) with respect to the Subsidiary to be designated an Unrestricted Subsidiary, each of the Company and its Subsidiaries, other than the Subsidiary to be designated an Unrestricted Subsidiary, is in compliance with the provisions of clauses (x), (y) and (z) of the next following clause (v) as if such Subsidiary to be so designated had been and is an Unrestricted Subsidiary for all purposes of such clauses, at the time of, and after giving effect to, such Designation (assuming the effectiveness of such Designation); and

          (v) the Subsidiary to be designated an Unrestricted Subsidiary, or any Subsidiary thereof, owns no Capital Stock or Indebtedness of, owes no Indebtedness to, or holds no Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated at the time of or after giving effect to such Designation (assuming the effectiveness of such Designation).

     (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 for all purposes of this Indenture in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of an Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) of this Section 1017(b) to the extent permitted under Section 1009.

     (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     (d) All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

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     Section 1018.  Limitation on Non-Guarantor Restricted Subsidiaries.

     (a) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness, and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness, unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Securities by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Securities need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness under this Indenture.

     (b) The Company will not permit any Restricted Subsidiary which is not a Guarantor to incur any Indebtedness (other than Acquired Indebtedness) or guarantee the payment of any Indebtedness of the Company or any other Restricted Subsidiary unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities by such Restricted Subsidiary, which Guarantee will be subordinated to Guarantor Senior Indebtedness (but no other Indebtedness) to the same extent that the Securities are subordinated to Senior Indebtedness and
(ii), with respect to any guarantee of Subordinated Obligations by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee at least to the same extent as such Subordinated Obligations is subordinated to the Securities.

     (c) With respect to each supplemental indenture to this Indenture delivered pursuant to Section 1018(a) and Section 1018(b), (i) each such Restricted Subsidiary shall waive, and agree not in any manner whatsoever to claim to take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until such time as the obligations guaranteed thereby are paid in full and (ii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Independent Counsel to the effect that such Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfer and fraudulent conveyances) and except insofar as enforcement thereof is subject to general principles of equity.

     (d) Subject to the requirements (if any) described under Article Eight, any Guarantee by a Restricted Subsidiary of the Securities shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture (including compliance with Section 1012 in respect thereto and the providing, in connection therewith, by the Company to the Trustee of an Officer's Certificate to the effect that the Company will comply with its obligations under Section 1012 in respect of any such dispositions) and such Restricted Subsidiary is released from all guarantees and other security, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) at the request of the Company, if the holders of the Indebtedness of the Company or any other Restricted Subsidiary, as the case may be, described in Section 1018(a) and Section 1018(b) unconditionally release their guarantee or Lien, as the case may be, of such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), such release and discharge to be effective at such time as, and for such periods that, (A) no other Indebtedness of the Company or any other Restricted Subsidiary, as the case may be, has been secured or guaranteed by such Restricted Subsidiary, as the case may be, and (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also unconditionally release their guarantee by, or Lien in assets or

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properties of, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

     Section 1019.  Reporting Requirements.

     (a) Whether or not the Company or any Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and such Guarantor will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company and such Guarantor were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company and such Guarantor will also in any event (i) within 30 days of each Required Filing Date (A) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (B) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections and (ii) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's and such Guarantor's cost.

     (b) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company and each Guarantor during such year or such quarter and of the Company's and each Guarantor's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, no Default or Event of Default exists, or if a Default exists, specifying the nature and status thereof and any actions being taken by the Company and the Guarantors with respect thereto.

     (c) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company and the Guarantors are taking or propose to take with respect thereto, within 10 Business Days of its occurrence; provided, however, any Default based upon non-compliance with the notification requirements of this Section 1019(c) may be (i) expressly waived or (ii) cured if the event giving rise to the requirement for such notification shall have been waived or cured, in each case, in accordance with the terms of this Indenture.

     Section 1020.  Waiver of Certain Covenants.

     The Company and the Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1010 and 1013 through 1019(a), if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the

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

obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     Section 1021.  Waiver of Stay, Extension or Usury Laws.

     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

     Section 1101.  Rights of Redemption.

     (a) The Securities are subject to redemption at any time on or December 15, 2002, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

     (b) At any time prior to December 1, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price equal to 108.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least $81,250,000 aggregate principal amount of the Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

     Section 1102.  Applicability of Article.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

     Section 1103.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

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     Section 1104.  Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities are to be redeemed at any time, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date. The Trustee shall select the Securities or portions thereof to be redeemed in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange (or if the Securities are so listed but such exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     Section 1105.  Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register. If the redemption is pursuant to Section 1101(b), notice of redemption shall be mailed no later than 30 days after the closing of the related Public Equity Offering.

     All notices of redemption shall state:

     (a)  the Redemption Date;

     (b)  the Redemption Price;

     (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

     (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (f) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

     (g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

     (h) subject to Section 310, the CUSIP number, if any, relating to such Securities; and

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     (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Section 1106.  Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay timely the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

     Section 1107.  Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrue interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

     Section 1108.  Securities Redeemed or Purchased in Part.

     Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

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                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

     Section 1201.  Satisfaction and Discharge of Indenture.

     This Indenture shall, upon request of the Company, be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities and payments thereon as expressly provided for herein and as provided in the last paragraph of this Section 1201(a)) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either

          (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 or (ii) all Securities for whose payment
     (x) cash in United States dollars or (y) U.S. Government Obligations maturing as to principal, premium (if any) and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the Outstanding Securities not later than one day before the due date of any payment, have theretofore been deposited in trust with the Trustee or any Paying Agent) have been delivered to the Trustee for cancellation; or

          (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (b) the Company or any Guarantor has paid or caused to be paid all other sums due and payable hereunder by the Company and any Guarantor; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, which, taken together, state that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

     Notwithstanding the satisfaction and discharge hereof, (A) the obligations of the Company to the Trustee under Section 607 and, if United States dollars shall have been deposited with the Trustee pursuant to clause (a) of this
Section 1201, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1003 shall survive, and (B) the Company's obligations under this Indenture and the

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

Securities and any Guarantor's obligations under the Indenture and any Guarantee shall be revived and reinstated, as and to the extent provided in, and subject to the provisions of, Section 406, as therein referenced.

     Section 1202.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine to the persons entitled thereto, of the principal of, premium if any, and interest on, the Securities for whose payment such United States dollars or U.S. Government Obligations have been deposited with the Trustee.


                                ARTICLE THIRTEEN

                          SUBORDINATION OF SECURITIES

     Section 1301.  Securities Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Security, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on, the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of the Senior Indebtedness.

     This Article Thirteen shall constitute a continuing offer to all persons, who, in reliance upon such provisions, become, holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions as provided herein.

     Section 1302.  Payment Over of Proceeds upon Dissolution, etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company (or to its creditors, as such) or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

     (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of Senior Indebtedness before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which are subordinated in right of payment to all Senior Indebtedness, that may be outstanding, at least to the extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article ("Permitted Junior Securities")) on account of the principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities (other than amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Sections 402 and 403 of this Indenture); and

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

     (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (3) if, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security, shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), in respect of principal, premium, if any, and interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities (other than amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to Sections 402 and 403 of this Indenture) before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payments or distributions of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

     (4) the Trustee shall execute and deliver to any Senior Representative all such further instruments as shall be reasonably requested confirming the subordination of the Securities pursuant to this Article Thirteen.

     The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, agree to be bound by the subordination provisions contained in Article Thirteen of this Indenture and each of the conditions set forth in
Section 801 (as in effect on the date hereof shall have been satisfied in full.

     Section 1303. Suspension of Payment When Designated Senior Indebtedness in Default.

     (a) Unless Section 1302 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any principal of, premium, if any, or interest on, or unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") and after the receipt by the Trustee from a Senior Representative of any Designated Senior Indebtedness of written notice of such default, no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, pursuant to Section 402 or 403 in this Indenture) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Securities, or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents, after which the Company shall (subject to the other provisions of this Article Thirteen) resume making any and all required payments in respect of the Securities, including any missed payments.

     (b) Unless Section 1302 shall be applicable, (1) upon the occurrence and during the continuance of any default other than a Payment Default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and (2) after the receipt by the Trustee and the Company from a Senior Representative of any Designated Senior Indebtedness of written notice of such Non-payment Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Sections 402 or 403 in this Indenture) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Securities, or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities for the period specified below ("Payment Blockage Period").

     (c) The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative stating that such notice is a payment blockage notice pursuant to this Indenture and shall end on the earliest to occur of the following events:
(i) 179 days shall have elapsed since the receipt by the Trustee of such notice,
(ii) the date, as set forth in a written notice to the Company or Trustee from a Senior Representative initiating such Payment Blockage Period, on which such Non-Payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver) or on which such Designated Senior Indebtedness is discharged or paid in full, or
(iii) the date, set forth in a written notice to the Company or Trustee from a Senior Representative initiating such Payment Blockage Period, on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of the immediately preceding clauses (i), (ii) and (iii), the Company, subject to the subordination provisions set forth above and the existence of another Payment Default, shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. Only one Payment Blockage Period with respect to the Securities may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full 90 consecutive day period commencing after the date of commencement of such Payment Blockage Period). In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice, and there must be a 181 consecutive day period in any 360-day period during which no Payment Blockage Period is in effect. The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived in writing or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.

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

     (d) If, notwithstanding the foregoing, the Company shall make any payment or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Securities) to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the holders of Senior Indebtedness and paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

     Section 1304.  Payment Permitted if No Default.

     Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of, premium, if any, or interest on the Securities.

     Section 1305.  Subrogation to Rights of Holders of Senior Indebtedness.

     After the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     Section 1306.  Provisions Solely to Define Relative Rights.

     The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1302, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1303, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1303(d).

     Section 1307.  Trustee to Effectuate Subordination.

     Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding-up, liquidation or reorganization of

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

the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

     Section 1308.  No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or any Senior Representative, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 1308, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; (4) exercise or refrain from exercising any rights against the Company and any other person; and (5) sell, assign or transfer the Senior Indebtedness to any person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

     Section 1309.  Notice to Trustee.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person which represents itself as a Senior Representative or a holder of Senior

Indebtedness (or a trustee, fiduciary or agent there for) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. If the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     Section 1310.  Reliance on Judicial Orders or Certificates.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, or a certificate of a Senior Representative delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

     Section 1311. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     Section 1312.  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1311 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 1313.  No Suspension of Remedies.

     Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable from the Company or any Subsidiary upon the exercise of such rights or remedies.

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

     Section 1314.  Trustee's Relation to Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in good faith mistakenly (absent negligence or willful misconduct) pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.


                                ARTICLE FOURTEEN

                                   GUARANTEES

     Section 1401.  Guarantors' Guarantee.

     For value received, each of the Guarantors, in accordance with this Article Fourteen, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

     Section 1402. Continuing Guarantee; No Right of Set-Off: Independent Obligation.

     (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

     (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

     (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

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     (e) Except as provided herein, the provisions of this Article Fourteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

     (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

     (g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

     Section 1403.  Guarantee Absolute.

     The obligations of the Guarantor hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived impaired or affected in whole or in part by:

     (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

     (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

     (c) the taking of security from the Company, any Guarantor or any other person, and the release, discharge or alteration of, or other dealing with, such security;

     (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

     (e) the abstention from taking security from the Company, any Guarantor or any other person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other person, and including any other guarantees received by the Trustee;

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     (g) any other dealings with the Company, any Guarantor or any other person, or with any security;

     (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

     (i) the application by the Holder or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

     (j) the release or discharge of the Company or any Guarantor of the Securities or of any person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder:

     (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

     (l) the sale of the Company's or any Guarantor's business or any part thereof;

     (m) subject to Section 1414, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any person resulting from the merger or consolidation of the Company or any Guarantor with any other person or any other successor to such person or merged or consolidated person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

     (n) the insolvency, bankruptcy, liquidation winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

     (o) subject to Section 1414, any arrangement or plan of reorganization affecting the Company or any Guarantor;

     (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

     (q) any limitation on the liability or obligations of the Company or any other person under this Indenture, or any discharge, termination cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

     (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

     (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

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

     Section 1404.  Right to Demand Full Performance.

     In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

     Section 1405.  Waivers.

     (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities, and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

     (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

          (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other person under this Indenture or otherwise;

          (ii) value, realize upon, or dispose of any security of the Company or any other person held by the Trustee or the Holders;

          (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

          (iv) mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

     Section 1406. The Guarantors Remain Obligated if the Company is No Longer Obligated to Discharge Indenture Obligations.

     It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations

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

owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing to the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Fourteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 shall apply to the Securities, and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

     Section 1407.  Fraudulent Conveyance: Contribution; Subrogation.

     (a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     (c) Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of this Article Fourteen; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until 91 days after all amounts due and payable by the Company under this Indenture or the Securities shall have been paid in full.

     Section 1408.  Guarantee is in Addition to Other Security.

     This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may) now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company, and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

     Section 1409.  Release of Security Interests.

     Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     Section 1410.  No Bar to Further Actions.

     Except as provided by law, no action or proceeding brought or instituted under Article Fourteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Fourteen and this Guarantee by reason

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

of any further default or defaults under Article Fourteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

     Section 1411. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, power, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Article Fourteen shall limit the right of the Trustee, or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

     Section 1412.  Trustee's Duties; Notice to Trustee.

     (a) Any provision in this Article Fourteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

     (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     Section 1413.  Successors and Assigns.

     All terms, agreements and conditions of this Article Fourteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

     Section 1414.  Release of Guarantee; Limitation of Release of Guarantee.

     (a) Notwithstanding anything in this Article Fourteen to the contrary, concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Fourteen. In addition, the Guarantee with respect to each Guarantor shall be automatically and unconditionally released and discharged to the extent, at such times and for such periods, as provided in Section 1018(d); and in furtherance (but not in limitation) of the foregoing, each of the Company and the Guarantors hereby acknowledges and agrees that in the event of any release and discharge pursuant to Section 1018(d)(ii), such release and discharge shall only be effective for so long as, and during such periods, that such released and discharged Guarantor does not guarantee, or secure with a Lien on any of its assets or properties, any Indebtedness of the Company or any other Restricted Subsidiary (including in any manner described in Section 1018(a) or Section 1018(b)), and upon each occurrence of any such guarantee or security subsequent to each such release and discharge pursuant to Section 1018(d)(ii), such Guarantor's Guarantee shall be automatically revived and reinstated as if such Guarantee had not been released and discharged and shall be in full force and effect, without any further act by such Guarantor (although the Trustee may, at its option, request, and if requested such Guarantor promptly shall comply with any request, that such Guarantor shall enter

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

into an amendment to this Guarantee, reasonably satisfactory to the Trustee, memorializing such revival and reinstatement, but the failure to request or execute any such amendment shall not impair or delay the automatic effect of such revived and reinstated Guarantee.

     (b) Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

     Section 1415.  Execution of Guarantee: Additional Guarantors.

     (a) To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 205, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     (b) Any Restricted Subsidiary (other than an Exempt Foreign Subsidiary), whether now existing or hereafter formed or acquired, that was not a Guarantor on the date of this Indenture and thereafter becomes a Significant Subsidiary, or any Restricted Subsidiary, whether now existing or hereafter formed or acquired, that was not a Guarantor on the date of this Indenture and thereafter becomes a guarantor, obligor or grantor in respect of any other Indebtedness of the Company or any other Restricted Subsidiary, or obligor on its Indebtedness, in each case as provided in Section 1018, shall become, or any person that was not a Guarantor on the date of this Indenture may become, a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) if as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and
(iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid and binding obligation of such person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

     (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

     Section 1416.  Guarantee Subordinate to Guarantor Senior Indebtedness.

     Each Guarantor covenants and agrees, and each Holder of a Guarantee, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Guarantees is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Guarantor Senior Indebtedness; provided, however, that the Indebtedness represented by this Guarantee in all respects shall rank equally with, or prior to, all existing and future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor's Guarantor Senior Indebtedness.

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

     This Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

     Section 1417. Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor (or to its creditors, as such) or to its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

     (1) the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of all Guarantor Senior Indebtedness before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Securities of any Guarantor as reorganized or readjusted or Securities of such Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which are subordinated in right of payment to all Guarantor Senior Indebtedness that may be outstanding, at least to the same extent as, or to a greater extent than, the Guarantees are so subordinated as provided in this Article ("Permitted Guarantor Junior Securities")) on account of the Guarantee of such Guarantor (other than amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Sections 402 and 403 of this Indenture); and

     (2) any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

     (3) if, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Securities), in respect of the Guarantee of such Guarantor or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Guarantee of such Guarantor (other than amounts previously set aside with the Trustee, or payments previously made, in either case pursuant to Sections 402 and 403 of this Indenture) before all Guarantor Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Guarantor Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person, making payments or distributions of assets of such Guarantor for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all Guarantor Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness; and

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

     (4) the Trustee shall execute and deliver to any Senior Representative all such further instruments as shall be reasonably requested confirming the subordination of the Guarantees pursuant to this Article Fourteen.

     The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another person or the liquidation or dissolution of any Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, agree to be bound by the subordination provisions contained in Article Fourteen of this Indenture and each of the conditions set forth in
Section 801 (as in effect on the date hereof) shall have been satisfied in full.

     Section 1418.  Default on Guarantor Senior Indebtedness.

     (a) Upon the maturity of any Guarantor Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full or such payment duly provided for before any payment is made by any of the Guarantors or any person acting on behalf of any of the Guarantors in respect of the Guarantee of such Guarantor.

     (b) No payment or distribution of any assets of any Guarantor of any kind or character (excluding Permitted Guarantor Junior Securities) shall be made by any Guarantor in respect of its Guarantee during the period in which Section 1417 shall be applicable, during any suspension of payments in effect under
Section 1303(a) of this Indenture or during any Payment Blockage Period in effect under Sections 1303(b) and (c) of this Indenture.

     (c) If, notwithstanding the foregoing, any Guarantor shall make any payment or distribution of any assets of any Guarantor of any kind or character (excluding Permitted Guarantor Junior Securities) to the Trustee or the Holder of its Guarantee prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the holders of Senior Indebtedness and paid over and delivered forthwith to the representatives of the holders of the Guarantor Senior Indebtedness or as a court of competent jurisdiction shall direct.

     Section 1419.  Payment Permitted by Each of the Guarantors if No Default.

     Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Guarantor referred to in Section 1417 or under the conditions described in Section 1418, from making payments at any time of principal of, premium, if any, or interest on the Securities.

     Section 1420. Subrogation to Rights of Holders of Guarantor Senior Indebtedness.

     After the payment in full of all Guarantor Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such

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

subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article and no payments over pursuant to the provisions of this Article to the holders of Guarantor Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among any Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of the Guarantor Senior Indebtedness.

     Section 1421.  Provisions Solely to Define Relative Rights.

     The provisions of Sections 1416 through 1429 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against each of the Guarantors of the Holders of the Securities and creditors of each of the Guarantors other than the holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantors referred to in Section 1417, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1418, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1418(c).

     Section 1422.  Trustee to Effectuate Subordination.

     Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of any Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

     Section 1423.  No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder or any Senior Representative, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 1423, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; (4) exercise or refrain from exercising any rights against any of the Guarantors and any other person; and (5) sell, assign or transfer the Guarantor Senior Indebtedness to any person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

     Section 1424.  Notice to Trustee by Each of the Guarantors.

     (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or a holder of Guarantor Senior Indebtedness or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and each Guarantor by a person which represents itself as a representative of one or more holders of Guarantor Senior or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a representative of or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company or any Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. If the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     Section 1425.  Reliance on Judicial Orders or Certificates.

     Upon any payment or distribution of assets of any Guarantor referred to in this Article, the Trustee and the Holders of the securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

     Section 1426. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     Section 1427.  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1426 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 1428.  No Suspension of Remedies.

     Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable from any Guarantor upon the exercise of such rights or remedies.

     Section 1429.  Trustee's Relation to Guarantor Senior Indebtedness.

     With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness if it shall in good faith mistakenly (absent negligence or willful misconduct) pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                  NEWPARK RESOURCES, INC.



Attest: /s/ EDAH KEATING          By /s/ JAMES D. COLE
       ------------------------      -------------------------------------
    Name: Edah Keating               James D. Cole, Chairman of the Board,
         ----------------------      President and Chief Executive Officer
    Title: Secretary
          ---------------------



                                  SOLOCO, L.L.C.
                                  NEWPARK ENVIRONMENTAL
                                  MANAGEMENT COMPANY, L.L.C.
                                  NEWPARK DRILLING FLUIDS, INC.
                                  SUPREME CONTRACTORS, INC.
                                  EXCALIBAR MINERALS, INC.
                                  EXCALIBAR MINERALS OF LA., L.L.C.
                                  CHEMICAL TECHNOLOGIES, INC.
                                  NEWPARK ENVIRONMENTAL SERVICES, INC.
                                  BOCKMON CONSTRUCTION COMPANY, INC.
                                  MALLARD & MALLARD OF LA., INC.



Attest: /s/ EDAH KEATING          By  /s/ JAMES D. COLE
       ------------------------      -------------------------------------
    Name: Edah Keating               James D. Cole
         ----------------------      Chairman of the Board
    Title: Secretary
          ---------------------


                                  SOLOCO TEXAS, L.P.
                                  BATSON-MILL, L.P.
                                  NEWPARK ENVIRONMENTAL SERVICES
                                   OF TEXAS L.P.
                                  NEWPARK TEXAS DRILLING FLUIDS, L.P.
                                  NES PERMIAN BASIN, L.P.
                                  NID, L.P.
                                  NEWPARK ENVIRONMENTAL SERVICES
                                  MISSISSIPPI, L.P.
                                  NEWPARK SHIPHOLDING TEXAS, L.P.

                                  By: Newpark Holdings, Inc.,
                                      Its General Partner


Attest: /s/ EDAH KEATING          By  /s/ JAMES D. COLE
       ------------------------      -------------------------------------
    Name: Edah Keating               James D. Cole
         ----------------------      Chairman of the Board
    Title: Secretary
          ---------------------

                                NEWPARK TEXAS, L.L.C.
                                NEWPARK HOLDINGS, INC.



Attest: /s/ EDAH KEATING          By  /s/ JAMES D. COLE
       ------------------------      -------------------------------------
    Name: Edah Keating               James D. Cole
         ----------------------      Chairman of the Board
    Title: Secretary
          ---------------------


                                STATE STREET BANK AND TRUST COMPANY, as Trustee



Attest: /s/ SUSAN T. KELLER       By  /s/ DENNIS FISHER
       ------------------------      -------------------------------------
    Name: Susan T. Keller            Name: Dennis Fisher
          ---------------------            -------------------------
    Title: Vice President            Title: Assistant Vice President
          ---------------------            -------------------------

                                                                   SCHEDULE 1008

                             EXISTING INDEBTEDNESS

                                                      Newpark Resources, Inc.
                                                    Consolidated Debt Schedule
                                                      As of December 10, 1997
                                                      (Thousands of Dollars)

                                                                                                                  Long-term debt
                                                                                                                  -----------------
                                                                                               Inte-  Mon-        Cur-  Long-
                                                                          Date  Matu-  Orig-    rest  thly Notes  rent  term
                                                                           Of    rity   inal    Rate  Pay-  Pay-  Por-  Por-
Operation                 Payable                       Type of Loan      Note   Date  Amount    (%)  ments able  tion  tion   Total
------------------------------------------------------------------------------------------------------------------------------------
Soloco-LA Bank One Leasing - 2 Cat Wheel loaders     Secured - Equipment  8/93   6/98    142      8.7    3         17      0      17
          Bank One Leasing - 13 Mack Trucks          Secured - Equipment  8/93   6/98    827      8.7   17        101      0     101
          Bank One Leasing - Kalyn Trailr. &
           Utility Trailers (2)                      Secured - Equipment  9/93   8/98     73      8.7    2         12      0      12
          Bank One Leasing - Kobelco Excavator       Secured - Equipment  5/94   4/99    124      8.7    3         29     10      39
          Bank One Leasing - JD 450G Dozer           Secured - Equipment  7/94   6/99     74      9.4    2         17     11      28
          Bank One Leasing - JD 550G Dozer           Secured - Equipment  8/94   7/98     73     9.34    2         13      0      13
          Bank One Leasing - 2 Travis Dump Trailers  Secured - Equipment  4/95   3/99     47      9.9    1         13      4      17
          Bank One Leasing - JD 690ELC Excavator     Secured - Equipment  4/95   3/99    159      9.9    4         45     12      57
          Hibernia - Town Center Building                                 7/96   8/06    920     9.06   24         67    774     841
          G.E. Capital - Sch. #1 & #5                Secured - Equipment  1/96  12/98    351     9.43   11        128      0     128
          KDC Financial - Komatsu LFExcav A080276    Secured - Equipment 12/96   1/01    181    7.075    4         47     97     144
                                                                                                            ------------------------
                                                                                                              0   489    908   1,397

Supreme   MBS - Land & Bldg.                                              1/92   1/00    255      8.5    4         38     46      84
          For Motor Credit - '97 Ford F350 Precab                         4/97   4/00     24    10.27    1          8     11      19
          LA Machinery - '97 Caterpillar Tool Carrier                     4/97   4/00     78      8.9    2         25     38      63
          Xerox - Copy Machine                                            4/96  10/99     14    15.22  0.5          4      4       8
          Vance Moreaux - buyout                                          4/97   4/98    125        0    0        100      0     100
                                                                                                            ------------------------
                                                                                                                  175     99     274

Bockmon   KDC - Komatsu Excavator                                         2/97   1/99    135     4.99    6         69      6      75

Soloco-TX Bank One Leasing - Case Backhoe            Secured - Equipment  4/95   3/99     40      9.9    1         11      3      14
          KD Financial - Komatsu Wheel loader        Secured - Equipment  1/97   1/99     83     4.99              42      4      46
                                                                                                            ------------------------
                                                                                                              0    53      7      60


          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  Soloco                                                                                   0   786  1,020   1,806
          --------------------------------------------------------------------------------------------------------------------------

NESI      Lanier Corporation                         Secured - Equipment  4/94   4/99     25    13.48   *1          6      3       9
          Bank One Leasing #15335                    Secured - Equipment 11/94  10/98    157     9.98    4         42      0      42
          Bank One Leasing #15345                    Secured - Equipment  2/95   1/00    217     10.3    5         47     61     108
          Bank One Leasing #15359                    Secured - Equipment  4/95   3/99     65      9.9    2         16      8      24
          Case Credit Corp.                          Secured - Equipment 11/95  10/98     42      7.9    1         13      0      13
          Hibernia - Town Center Building                                 7/96   8/06    920     9.06   24         61    781     842
          KDC Financial                                                  10/97  11/98    122      2.5   10  112                  112
          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  NES                                                                                    112   185    853   1,150
          --------------------------------------------------------------------------------------------------------------------------

NDF       Nationsbank                                Auto - PU 1479       3/96   3/01     19      9.0   *1          4      9      13
          Smithey                                                                                            33                   33
          Nationsbank                                Auto                                         9.8   *1          3      8      11
          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  NDF                                                                                     33     7     17      57
          --------------------------------------------------------------------------------------------------------------------------

Batson    Bank One Leasing                           Secured - Equipment  5/94   5/99    249      8.4    5         52     25      77
          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  Batson                                                                                   0    52     25      77
          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  Before Corporate                                                                       145 1,030  1,915   3,090
          --------------------------------------------------------------------------------------------------------------------------

Corporate Bank One - Revolving Lines                 Line of credit       6/97   6/00    N/A Libor/Prime Interest   0 90,459  90,459
          Heller Financial-Newpark Shipbuilding      Guaranty             8/96        10,000      n/a   n/a                   10,000
          Bank One - Reimbursement Note - Loma       Guaranty             5/97         7,592      n/a   n/a                    7,592
          --------------------------------------------------------------------------------------------------------------------------
          Subtotal:  Corporate                                                                                      0 90,459 108,051
          --------------------------------------------------------------------------------------------------------------------------

          Total:  Newpark Resources, Inc.                                                                   145 1,030 92,374 111,141
          ==========================================================================================================================

*  Less Than

                                                                   SCHEDULE 1015


               DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                            RESTRICTED SUBSIDIARIES



                                      NONE

                                                                       Exhibit B



                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Rule 144(k)



State Street Bank and Trust Company
225 Asylum Street
Hartford, Connecticut 06103

Attention: Corporation Trust Department


      Re:    Newpark Resources, Inc. (the "Company")
             8 5/8% Senior Subordinated Notes due 2007 Series A
             (the "Securities")


Ladies and Gentlemen:


      In connection with our proposed sale of $_________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) a period of at least two years has elapsed since the latest of the date (a) the Securities were acquired from the Company or from an Affiliate (as defined in Rule 144 under the Securities Act) of the Company or (b) the full purchase price of the Securities had been paid; and

            (2) the undersigned is not and has not been during the preceding three months an Affiliate (as defined in Rule 144 under the Securities
      Act) of the Company.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in the Indenture dated December 17, 1997, among the Company, the Guarantors named therein and State Street Bank and Trust Company as trustee.

                                    Very truly yours,
                                    [Name of Transferor]


                                    By:
                                        -------------------------------
                                          Authorized Signature

                                                                       Exhibit C

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


State Street Bank and Trust Company
225 Asylum Street
Hartford, Connecticut 06103


Attention: Corporation Trust Department

      Re:    Newpark Resources, Inc. (the "Company")
             8 5/8% Senior Subordinated Notes due 2007 (the "Securities")

Ladies and Gentlemen:

      In connection with our proposed sale of $_____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

      In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,
                                    [Name of Transferor


                                    By:
                                       ------------------------------
                                          Authorized Signature

                                   APPENDIX I



            [FORM OF TRANSFEREE CERTIFICATE FOR SERIES A SECURITIES]


      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.


________________________________

___________________________________________________

___________________________________________________


(Please print or typewrite name and address including zip code of assignee)


___________________________________________________


the within Security and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________________

attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

          [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES
           FOR SERIES A SECURITIES EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]

      In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 17, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
     --------------------


                        -------------------------------------------------------
                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



Signature Guarantee:
                    --------------------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_______________        _________________________________________________
                             NOTICE:  To be executed by an authorized signatory

                                  APPENDIX II


            [FORM OF TRANSFEREE CERTIFICATE FOR SERIES B SECURITIES]


I or we assign and transfer this Security to:



Please insert social security or other identifying number of assignee



Print or type name, address and zip code of assignee and irrevocably appoint


-------------------------------------------


[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated: __________________________  Signed ___________________________

(Sign exactly as name appears on the other side of this Security)



[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]